LOAN AGREEMENT
(Revolving Credit Facility)

by and between

BRIGHTLANE – CLOC ACQUISITIONS, LLC
a Delaware limited liability company,
as Borrower,

and

COLONY AMERICAN FINANCE LENDER, LLC,
a Delaware limited liability company,
as Lender,

Dated as of May 17, 2017

TABLE OF CONTENTS

LOAN AGREEMENT
(Revolving Credit Facility)

Loan No. 20752

THIS LOAN AGREEMENT (this "**Agreement**"), dated as of May 17, 2017, is made by and between BRIGHTLANE – CLOC ACQUISITIONS, LLC, a Delaware limited liability company ("**Borrower**"), and COLONY AMERICAN FINANCE LENDER, LLC, a Delaware limited liability company (together with its successor and assigns, "**Lender**").

R E C I T A L S:

Borrower desires to obtain a loan (the "**Loan**") from Lender in the maximum principal amount of Five Million Dollars ($5,000,000.00) (the "**Loan Amount**"), and Lender is willing to make Advances up to the Loan Amount on the terms and conditions set forth in this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, the covenants, agreements, representations and warranties set forth in this Agreement, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and Lender agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

"**Advance**" is defined in Section 2.2 hereof.

"**Advance Amount**" means the amount of an Advance made hereunder.

"**Advance Date**" means the date an Advance is disbursed by Lender to or for the benefit of Borrower.

"**Advance Fee**" means a fee payable to Lender concurrently with each Advance under this Agreement in the amount equal to two percent (2%) of the Advance Amount, which Advance Fee shall be fully earned by Lender and non-refundable to Borrower for any reason from and after the Advance Date.

"**Advance Repayment Date**" has the meaning set forth in Section 2.5.3.

"**Affiliate**" means, with respect to any Person, any manager, managing member, non-member manager, general partner, officer or director thereof and any Person that is, directly or indirectly, the legal or beneficial owner of or otherwise controls more than 10% of any class of shares or other equity security of such Person, or any Person that directly or indirectly Controls or is Controlled by or is under common Control with such Person.

"**Agreement**" means this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

"**Allocated Loan Amount**" means for each Property, the portion of the Loan that is advanced for the financing of such Property pursuant to one or more Advances less any prepayments of principal applied to the reduction thereof pursuant to Section 2.5.7.

"**Appraised Value**" means for each Property, the fair market value of such Property as determined by Lender in its sole but good faith discretion based on, at Lender's sole election, (i) a third party broker's opinion of value for such Property dated within 30 days of the Advance Date or other date of determination, as applicable, from a real estate broker licensed within the State in which such Property is located and selected by or otherwise acceptable to Lender (the cost of which shall be paid for by Borrower); (ii) an appraisal prepared by an appraiser selected by Lender dated within 30 days of the Advance Date or other date of determination, as applicable (the cost of which shall be paid for by Borrower); or (iii) such other evidence satisfactory to Lender, in its reasonable discretion, of the fair market value of such Property as of the proposed Advance Date or other date determination.

"**Approved Property State(s)**" means the following State(s): Florida, Georgia, North Carolina, South Carolina and Texas.

"**Approved Renovation Costs**" means the actual costs and expenses incurred and paid for by Borrower in connection with the renovation and repair of a Property prior to the Advance Date approved by Lender in its sole and absolute discretion, and for which Lender has received evidence satisfactory to Lender and Lender's Consultant (i) of the amount of such paid costs and expenses; (ii) that all of the work has been completed in a good and workmanlike, lien free manner and in accordance with all applicable Legal Requirements, including without limitation, copies of paid invoices, cancelled checks, unconditional mechanic's lien releases, copies of all Permits and such other evidence as may be required by Lender, all of which shall be certified as true and complete by Borrower in the Request for Advance and in the Renovation Certificate executed and delivered Borrower along with the Request for Advance.

"**Approved Replacement Guarantor**" has the meaning set forth in Section 8.1.19.

"**Award**" means any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of a Property.

"**Bankruptcy Code**" means 11 U.S.C. §101 et seq., as the same may be amended from time to time.

"**Borrower**" has the meaning set forth in the preamble.

"**Borrower's Manager**" means Brightlane – CLOC Management Group, LLC, a Texas limited liability company, which is the non-member manager of Borrower.

"**Brightlane Corp.**" means Brightlane Corp,, a Nevada corporation, which is the sole member of Borrower and Borrower's Manager.

"**Business Day**" means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York, or the state in which the offices of Lender or its Servicer are located, are authorized or obligated by law, governmental decree or executive order to be closed.

"**Casualty**" has the meaning set forth in Section 6.2.2.

"**Casualty Prepayment Amount**" is defined in Section 6.2.4(c).

"Claim" means any loss, judgment, claim, lawsuit, demand, liability, expense or damage of any kind or nature, including consequential, indirect and special damages, legal fees and expenses.

"Collateral" means collectively, all of the real, personal and mixed property in which Liens are purported to be granted from time to time in favor of Lender pursuant to the Loan Documents as security for the Obligations.

"Condemnation" means a taking or voluntary conveyance of a Property or any interest in, right accruing to, use of or access to a Property, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

"Control" means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms "Controlled" and "Controlling" shall have correlative meanings.

"Default" means any condition or event that with notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) five percent (5%) above the Interest Rate.

"Disqualified Property" means any Property with respect to which there is an Event of Default that is specific to such Property (other than as a result of a voluntary act or omission of any Restricted Party).

"Effective Date" means the date that all of the conditions precedent set forth in Section 3.1 have been satisfied (or waived) as determined by Lender, in its sole and absolute discretion.

"Eligible Property" means a residential investment property (i) containing 1-4 dwelling units or such greater number of units as may be approved by Lender in its sole and absolute discretion; (ii) located within an Approved Property State; (iii) that is either to be acquired by Borrower or recently acquired by Borrower; and (iv) approved by Lender, in its sole and absolute discretion.

"Embargoed Person" means a Person subject to trade restrictions under any Federal Trade Embargo.

"Environmental Indemnity" means that certain Environmental Indemnity Agreement of even date herewith executed by the Borrower for the benefit of Lender, as such Environmental Indemnity may be amended, modified, extended, renewed, restated or supplemented from time to time.

"Environmental Laws" has the meaning set forth in the Environmental Indemnity.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

"ERISA Affiliate" at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

"Event of Bankruptcy" means, with respect to any Person (i) such Person shall fail generally to pay, or admit in writing its inability to pay, its debts as they come due, or shall make a general assignment for the benefit of creditors; (ii) any case or other proceeding shall be instituted by or with the consent or

acquiescence of such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts, or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action, or such Person shall take any corporate, partnership, limited partnership or limited liability company action to authorize any of such actions; or (iii) a case or other proceeding described in the foregoing clause (ii) shall be commenced, without the application, consent or acquiescence of such Person, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

"Event of Default" means the occurrence of any of the events listed in Section 8.1.

"Excluded Taxes" means Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes that are imposed by the jurisdiction in which Lender is organized or in which Lender's applicable lending office is located.

"Federal Trade Embargo" means any federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

"Financing Statements" means such UCC-1 financing statements as may be required from time to time by Lender, in its sole and absolute discretion identifying Borrower as debtor, in favor of Lender as secured party, perfecting Lender's security interest in the personal property Collateral now owned or hereafter acquired by Borrower. The Financing Statements have been or will be filed with all recording or filing offices in such jurisdictions as Lender shall desire to perfect Lender's security interest or to reflect such security interest in appropriate public records.

"Fully Condemned Property Prepayment Amount" is defined in Section 6.2.3.

"Governmental Authority" means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, any Property, or any Person with jurisdiction over Borrower, any Property exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantor" means Stephen C. Helm, an individual, and any other Person, including an Approved Replacement Guarantor, guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both.

"Guaranty" means that certain Guaranty of even date herewith executed by Guarantor for the benefit of Lender, as such Guaranty may be amended, modified, extended, renewed, restated or supplemented from time to time and any other instrument of guaranty, if any, hereafter in effect from a Guarantor to Lender.

"HOA" means a home owners or condominium association, board, corporation or a similar entity with authority to create a Lien on a Property as a result of the non-payment of HOA Fees that are payable with respect to such Property.

"HOA Fees" means all homeowner's and condominium dues, fees, assessments and impositions,

and any other charges levied or assessed or imposed against a Property, or any part thereof, by an HOA.

"Impositions" means all (a) Taxes, assessments, water, sewer and other utility charges, any charges for any CC&Rs or any other easement or agreement maintained for the benefit of the Properties and/or Improvements, and all other charges and assessments imposed by any Governmental Authority, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon the Properties or the Improvements, or the rent or income received therefrom, or any use or occupancy thereof, (b) HOA Fees; and (c) other Taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against the Borrower or any of its properties.

"Improvements" means all buildings, improvements and fixtures of every kind or nature now or in the future situated or to be constructed on the Land; all machinery, appliances, equipment, furniture and all other personal property of every kind or nature located in or on, or attached to, or used or to be used in connection with the Land, buildings, structures, improvements or fixtures; all building materials and goods procured for use or in connection with the foregoing; and all additions, substitutions and replacements to any of the foregoing.

"Increased Costs" has the meaning set forth in Section 2.7.

"Indebtedness" means, the outstanding principal amount of the Loan set forth in, and evidenced by, this Agreement and the Note (including, without limitation, all Advances advanced or hereafter advanced under this Agreement), together with all accrued and unpaid interest thereon, late charges, and all other obligations and liabilities due or to become due to Lender in respect of the Loan and/or pursuant to the Note, this Agreement, each and every Security Instrument (whether now or hereafter executed) or any of the other Loan Documents (excluding the Guaranty), and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan Documents (excluding the Guaranty) and any and all obligations and liabilities of Borrower, including without limitation, any increases in the maximum principal amount of the Loan, contained in any written renewal, extension, amendment, modification, consolidation, restatement of, or substitution or replacement for, all or any part of the Note, this Agreement or any of the other Loan Documents (excluding the Guaranty).

"Indemnified Taxes" means all Taxes (including any stamp, court, documentary, intangible, recording, filing or similar Taxes) that arise from or are imposed upon any payment made under, from the execution, delivery, performance, or enforcement of any of the Loan Documents, or the registration of, from the receipt or perfection of any Lien under any Loan Document, other than Excluded Taxes.

"Individual Material Adverse Effect" means, with respect to any Property (a) any event or condition that has a material adverse effect on the profitability, value, use, occupation, leasing or marketability of such Property or results in any material liability to, claim against or obligation of Lender or any Loan Party with respect to such Property or (b) the enforceability, validity, perfection or priority of the Lien of the Security Instrument with respect to such Property.

"Insurance Proceeds" means property and business interruption insurance proceeds paid or payable to Borrower or Lender in connection with damage to or destruction of a Property.

"Interest Accrual Period" means each period from and including the first day of a calendar month through and including the last day of such calendar month; provided, that Lender shall have the right, in connection with a change in the Monthly Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period. Notwithstanding the foregoing, the first Interest

Accrual Period shall commence on and include the Advance Date of the first Advance made hereunder through and including the last day of the calendar month in which such first Advance was made.

"Interest Owner(s)" means any Person owning an interest (directly or indirectly) in Borrower.

"Interest Rate" means nine percent (9.00%) per annum.

"Land" has the meaning set forth in each Security Instrument.

"Lease" means a lease of, or other occupancy agreement with respect to any portion of a Property or space in the Improvements located thereon.

"Legal Action" is defined in Section 5.3.

"Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or any homeowners' or similar associations (including securities laws, Environmental Laws and zoning restrictions) affecting a Loan Party, any of the Properties or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations relating thereto.

"Lender's Appraisal Costs" means all fees and costs incurred by Lender in determining the Appraised Value of a Property.

"Lender's Closing Instructions" has the meaning set forth in Section 4.1.2 hereof.

"Lender's Consultant" means a construction consultant selected and engaged by Lender, at Borrower's expense, to act as Lender's construction consultant for the purposes set forth herein.

"Lender's Settlement Statement" has the meaning set forth in Section 4.1.4 hereof.

"Lien" means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, restrictive covenant, easement, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein, including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, and mechanics', materialmen's and similar liens and encumbrances, and any option to purchase, right of first refusal, right of first offer or similar right.

"Loan" means the loan from Lender to Borrower described in this Agreement in the maximum principal amount of the Loan Amount.

"Loan Amount" means the maximum principal amount of Five Million and No/100 Dollars ($5,000,000.00).

"Loan Parties" means, collectively, Borrower, Borrower's Manager and Guarantor, each of which shall be individually a **"Loan Party"**.

"Loan Documents" means this Agreement, the Note, each Security Instrument, the Guaranty, the Environmental Indemnity, each Request for Advance, each Lender's Closing Instructions and any and all

other agreements, documents, certificates or instruments now or hereafter evidencing, securing or otherwise executed in connection with the Loan, as each of the same may be amended, modified, extended, renewed, supplemented or restated from time to time.

"Loss Proceeds" means (i) Insurance Proceeds or (ii) Awards, whichever the case may be, and in each case after deduction of Lender's reasonable costs and expenses (including reasonable counsel fees) in collecting and disbursing the same.

"Loss Proceeds Deficiency" is defined in Section 6.2.4(d).

"Material Adverse Effect" means a material adverse effect on (a) the property, business, operations or financial condition of a Loan Party, (b) the use, operation or value of the Properties taken as a whole, (c) the ability of Borrower to repay the principal and interest of the Loan when due or the ability of a Loan Party to satisfy its Obligations under the Loan Documents when due, or (d) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of Lender under any Loan Document.

"Maturity Date" means the Stated Maturity Date, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

"Monthly Debt Service Payment" means an amount equal to interest accrued on the Principal Indebtedness at the Interest Rate for the preceding Interest Accrual Period.

"Monthly Payment Date" means, with respect to each Interest Accrual Period, the tenth (10th) day of the calendar month immediately succeeding such Interest Accrual Period; provided, that Lender shall have the right from time to time to change the Monthly Payment Date in connection with a change to the Interest Accrual Period.

"Note" means that certain Secured Promissory Note, of even date herewith, executed by Borrower and payable to the order of Lender, as the same may be amended, modified, extended, renewed, restated or supplemented from time to time.

"Obligations" means (i) the Indebtedness; plus (ii) the performance of each and every covenant, condition, and agreement contained in this Agreement and the other Loan Documents, including without limitation, each and every Security Instrument whether now or hereafter executed from time to time; plus (iii) any and all Protective Advances made by Lender and any and all other amounts due and owing under the Loan Documents.

"OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible at http://www.treasury.gov/ofac/downloads/t11sdn.pdf.

"Officer's Certificate" means a certificate duly executed by Borrower in favor of Lender, in form and substance reasonably acceptable to Lender.

"Organizational Documents" means, with respect to any Person: (a) if such Person is a limited liability company, such Person's articles of organization, operating agreement and other documents

governing the management and operation of such Person; (b) if such Person is a general or limited partnership, such Person's certificate of limited partnership, partnership agreement and other documents governing the management and operation of such Person; (c) if such Person is a corporation, such Person's articles of incorporation, bylaws and the other documents and instruments governing the management and operation of such Person; (d) if such Person is a trust, such Person's certificate of trust, trust agreement and the other documents and instruments governing the management and operation of such Person; and (e) if such Person is another type of entity, the documents and instruments pursuant to which such Person is formed, managed and operated; in each case, certified by (i) the applicable Secretary of State (for any Organizational Documents that have been filed with any Secretary of State) or (ii) an authorized representative of the Person (for any Organizational Documents that have not been filed with any Secretary of State).

"Outside Advance Date" means May 17, 2018.

"PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

"Permitted Exceptions" means (i) the Liens created by the Loan Documents; (ii) all Liens and other matters specifically disclosed on Schedule B of the Title Insurance Policies obtained by Lender with respect to the Properties; (iii) Liens for Taxes not yet delinquent; (iv) Liens for Taxes or Impositions becoming delinquent after the date hereof, in each case only if being diligently contested in good faith and by appropriate proceedings pursuant to and in accordance with Section 6.12, (v) any workers', mechanics' or other similar Liens on any Property arising after the date the Security Instrument is recorded against such Property that are (a) discharged of record within sixty (60) days of attachment, or by the expiration of such sixty (60) day period, Borrower deposits with Lender an amount that at all times equals at least 125% of the dollar amount of such Lien (including any increases thereto from time to time) or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender as security for payment or release of such Lien and (b) if contested, are contested in good faith and by appropriate proceedings pursuant to and in accordance with Section 6.12 and (vi) rights of tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement.

"Permitted Equity Transfer" means Transfers (of the interest itself, but not any pledge or grant or creation of any Lien) of direct or indirect interests in Brightlane Corp. provided (a) such Transfers in the aggregate (i) do not exceed forty-nine percent (49%) of the total direct or indirect legal or beneficial ownership interests in Brightlane Corp., (ii) do not result in any Person's interest in Brightlane Corp. exceeding forty-nine percent (49%) of the total indirect legal or beneficial ownership interests in Brightlane Corp. and (iii) do not result in a change in Control of Brightlane Corp., Borrower or Borrower's Manager; and (b) after giving effect to each such Transfer, (i) Guarantor continues to own at least 3% of the shares of stock of Brightlane Corp. and remains on the board of directors of Brightlane Corp., and (ii) there shall be ongoing compliance with the representations and covenants contained in this Agreement relating to ERISA, and Federal Trade Embargos.

"Permitted Indebtedness" (i) the Indebtedness; (ii) unsecured trade payables which (A) are not evidenced by a note and are incurred in the ordinary course of business relating to the ownership or renovation of a Property, (B) are in amounts reasonable and customary for similar properties and do not exceed 2% of the Allocated Loan Amount for such Property and (C) are paid within 60 days of the date incurred; and (iii) operational debt from a Person that does not own a direct or indirect interest in Borrower and which is not evidenced by a note and in an aggregate amount not exceeding $10,000.

"Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses, consents, approvals and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of a Property).

"Person" means any natural person, unincorporated association, corporation, partnership, joint venture, limited liability company, trust, other legal entity or any Governmental Authority.

"Plan Assets" means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

"Principal Indebtedness" means the principal balance of the Loan outstanding from time to time.

"Property" means each "Property" (as defined in and set forth in each Security Instrument) and collectively, the **"Properties"**.

"Property Documents" means collectively the Permitted Exceptions, the CC&Rs and all current and future easements, reciprocal operating agreements, restrictive covenants, management agreements, leases, agreements regarding utilities and other agreements affecting or governing the operation and management of a Property and the permitted uses of a Property.

"Protective Advances" means all sums expended by Lender: (a) to protect the priority, validity and enforceability of the Lien of any Security Instrument and any and all other Loan Documents encumbering any of the Collateral; (b) to protect or preserve the value or the security of any of the Collateral, including without limitation, payment of Taxes, Impositions, Insurance Premiums, and any amounts expended in accordance with Section 8.2 of this Agreement; (c) if a receiver is appointed for the Borrower or any of the Properties at the request of Lender, amounts expended in connection with the ownership of any of the Properties or to complete, lease, sell or operate the Improvements or any of the Properties; and (d) any other amount advanced by Lender and permitted by law to be secured as an additional or protective advance.

"Qualified Release Property Default" is defined in Section 11.1.

"Regulatory Change" means any change after the Effective Date in Legal Requirements or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person in Control of Lender or to a class of banks or companies Controlling banks of or under any Legal Requirements by any court or Governmental Authority.

"Release" is defined in Section 11.1.

"Release Conditions" is defined in Section 11.1.

"Release Price" is defined in Section 11.1.

"Release Property" is defined in Section 11.1.

"Rents" means all right, title and interest of Borrower, its successors and assigns, therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance

by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code.

"Renovation Certificate" means a certificate duly executed by Borrower, in form and substance acceptable to Lender, that (i) identifies the Property(ies) and the portion of the Advance requested to be used to reimburse Borrower for Approved Renovation Costs; (ii) describes all items of work to be funded, (iii) certifies that the work to be funded has been performed at the applicable Property(ies), (iv) states that such work has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (v) states that such work has not been the subject of a previous Advance, and has been paid for in full by Borrower (including any cost in excess of the requested Advance), (vi) for any expenditure greater than $1,000, is delivered together with copies of any invoices for the work performed, and (vii) is delivered with such mechanics lien releases and waivers that are requested by Lender and copies of all Permits for the work to be funded.

"Request for Advance" means a request for an Advance duly executed by Borrower that (i) identifies the Property(ies), each of which must be an Eligible Property, (ii) certifies as to the purchase price to be paid by Borrower in the case of an acquisition or paid by Borrower in the case of a refinancing of an Eligible Property recently acquired by Borrower, (iii) sets forth the amount of the requested Advance, broken down by Property, as applicable; (iv) if required by Lender, sets forth the Allocated Loan Amount for each Property(ies) (including the pending Advance and all previous Advances made with respect to each such Property) and the requested Advance; (v) is delivered with a Renovation Certificate, if all or a portion of the Advance is for the reimbursement of Approved Renovation Costs and (vi) is otherwise in form and substance acceptable to Lender, in its sole discretion.

"Restoration" means the repair and restoration of a Property after a Casualty or Condemnation to the substantially same condition such Property was in immediately prior to such Casualty or Condemnation, with such material alterations as may be approved by Lender, which such approval shall not to be unreasonably withheld.

"Restoration Conditions" means (a) no Event of Default shall have occurred and be continuing, (b) within thirty (30) days after the occurrence of the Casualty or Condemnation, Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration of the affected Property in accordance with the terms of this Agreement, (c) Lender shall be satisfied that any debt service and operating deficits which will be incurred with respect to the Property as a result of the occurrence of the Casualty will be covered out of (i) the applicable Loss Proceeds or (ii) by other funds of Borrower; (d) Lender shall be satisfied that the Restoration will be completed on or before the earliest of (i) two (2) months prior to the Advance Repayment Date for the Advance made to acquire or finance the affected Property or (ii) such time as may be required under applicable Legal Requirements and (e) the Loss Proceeds together with any Loss Proceeds Deficiency deposited by Borrower with Lender are sufficient to cover the cost of the Restoration, as determined by Lender.

"Restoration Threshold Amount" means, as of any date of determination, an amount equal to (a) ten percent (10%) of the Allocated Loan Amount for the affected Property (if the Allocated Loan Amount for such affected Property is equal to or greater than $150,000) and (b) twenty percent (20%) of the Allocated Loan Amount for the affected Property (if the Allocated Loan Amount for such affected Property is less than $150,000).

"Restricted Parties" means, collectively, Borrower, Guarantor, and any partner, member, shareholder, non-member manager, and any other direct or indirect legal or beneficial owner of Borrower,

Guarantor, or any non-member manager of Borrower, each of which shall be individually a "**Restricted Party**".

"**Revenues**" means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rents (including lease termination fees), royalties, revenues, deposits (including security, utility and other deposits that have been forfeited), charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including proceeds from the sale, lease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

"**Security Instrument**" means each of the mortgages, deeds of trust, trust deeds, deeds to secure debt or security deeds, as applicable, now or hereafter executed by Borrower in favor of Lender and recorded against one or more Properties described therein as security for the Loan, as the same may be amended, supplemented, or amended and restated from time to time, and collectively, the "**Security Instruments**".

"**Security Deposits**" means all security deposits held or to be held with respect to each Property, pursuant to the applicable Leases.

"**Solvent**" means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of indebtedness and other liabilities of such Person, (b) the present fair market value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its indebtedness and other liabilities as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its indebtedness and other liabilities as they mature in the normal course of business and (d) such Person does not intend to, and does not believe that it will, incur indebtedness and other liabilities beyond such Person's ability to pay such indebtedness and other liabilities as they mature.

"**Stated Maturity Date**" means November 17, 2018.

"**Taxes**" means all real estate and personal property taxes, assessments, fees, Indemnified Taxes, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or that may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties and including any interest, additions to tax or penalties applicable thereto.

"**Third Party Purchase Agreement**" means the written purchase and sale agreement (including all amendments thereto) for the acquisition of an Eligible Property between Borrower and a Third Party Seller.

"**Third Party Purchase Price**" means the total amount payable by Borrower to a Third Party Seller for the acquisition of an Eligible Property pursuant to a Third Party Sale as evidenced by a Third Party Purchase Agreement and Third Party Settlement Statement.

"**Third Party Sale**" means a sale of an Eligible Property from a Third Party Seller to Borrower that has been approved by Lender, in its sole and absolute discretion.

"**Third Party Seller**" means the seller under a written purchase agreement for the sale of Eligible Property to Borrower who is unrelated to Borrower, Guarantor and other Restricted Parties.

"Third Party Settlement Statement" means the final settlement statement for a Third Party Sale.

"Title Company" means such title company selected or approved from time to time by Lender, in its sole discretion.

"Title Insurance Commitment" means for each Property that is the subject of an Advance, a commitment for a loan policy of title insurance for such Property issued by Title Company with respect to such Property with coverage in an amount equal to the proposed Advance Amount for such Property to insure the first priority lien in favor of Lender created by the Security Instrument, subject only to the Permitted Exceptions.

"Title Insurance Policy" means for each Property that is the subject of an Advance, a loan policy of title insurance for such Property issued by Title Company to Lender, and its successors and assigns, with respect to such Property, with coverage in an amount equal to the Advance Amount made with respect to such Property, showing fee title to such Property vesting exactly in the name of Borrower and insuring the first priority lien in favor of Lender created by the Security Instrument recorded against such Property, subject only to the Permitted Exceptions, and in each case otherwise acceptable to Lender in Lender's sole and absolute discretion, and with such endorsements thereto as may be required by Lender, in its sole and absolute discretion.

"Transfer" means:

(a) any sale, transfer, or conveyance of any Property, or any part thereof or interest therein, to any Person, or grant of any options with respect thereto, (whether directly or indirectly, voluntary or involuntary, by operation of law or otherwise and whether or not for consideration or of record) other than a Transfer of a Property in connection with its Release in accordance with the terms and conditions of Article 11 hereof;

(b) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any interest in Borrower or any other Restricted Party, including without limitation, by consolidation or merger, whether voluntary, involuntary, by operation of law, or otherwise;

(c) the creation, sufferance or granting of any lien, encumbrance, security interest or collateral assignment (whether voluntarily, involuntarily or by operation of law) in all or any part of the Properties or other Collateral, other than the Permitted Exceptions;

(d) any Lease of a Property except for Leases in compliance with the terms of this Agreement and the Security Instrument, and which at all times remains, subordinate to the lien of the applicable Security Instrument;

(e) any change in Control of Borrower or Borrower's Manager;

(f) the issuance or other creation of ownership interests in a Loan Party or Brightlane Corp.;

(g) the reconstitution or conversion of a Loan Party or Brightlane Corp. from one entity to another type of entity;

(h) a merger, consolidation, reorganization or any other business combination of any Loan Party or Brightlane Corp.;

(i) a conversion to or operation of all or any portion of a Property as a cooperative or condominium form of ownership; and

(j) the execution of any agreements to do any of the foregoing.

1.2 Rules of Construction. Unless otherwise specified, (a) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement, (b) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (c) "including" means "including, but not limited to," (d) the words "hereof," "herein," "hereby," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement, (e) unless otherwise indicated, all references to "this Section" shall refer to the Section of this Agreement in which such reference appears in its entirety and not to any particular clause or subsection or such Section, (f) the use of the phrases "an Event of Default exists," "during the continuance of an Event of Default" or similar phrases in the Loan Documents shall not be deemed to grant Borrower any right to cure an Event of Default, and each Event of Default shall continue unless and until the same is waived by Lender in writing in accordance with the requirements of the Loan Documents, and (g) terms used herein and defined by cross-reference to another agreement or document shall have the meaning set forth in such other agreement or document as of the date of this Agreement, notwithstanding any subsequent amendment or restatement of or modification to such other agreement or document. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP or other accounting method approved by Lender, as the same may be modified in this Agreement.

ARTICLE 2
THE LOAN

2.1 The Loan. Subject to, and upon the terms and conditions set forth herein, during the period commencing on the Effective Date and ending on the Outside Advance Date, Lender may, in its sole and absolute discretion, make Advances under the Loan to Borrower, in the maximum aggregate amount not to exceed the Loan Amount. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Lender shall have no obligation to make any Advances under the Loan and all Advances are subject to Lender's approval, in its sole and absolute discretion.

2.2 Disbursements; Purpose. The Loan shall be disbursed to or for the benefit of Borrower in multiple advances (each an "**Advance**" and collectively, "**Advances**") upon satisfaction of the conditions precedent set forth in Article 4 of this Agreement. The Loan proceeds shall be disbursed and used solely for the purpose of financing Eligible Properties to be acquired by Borrower or which have been recently acquired by Borrower. It is understood that Lender does not intend to make, nor does Borrower expect to receive, an Advance after the Outside Advance Date.

2.3 Borrowing and Reborrowing. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and the conditions herein. Notwithstanding the fact that the outstanding principal amount of the Loan may be zero from time to time, the Loan Documents shall remain in full force and effect until the Outside Advance Date has occurred and all of the Obligations have been paid and performed in full.

2.4 Evidence of Indebtedness. Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to Lender, including amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries maintained in the accounts maintained pursuant to this Section 2.4 shall be prima facie evidence of the existence of the amounts of, and other information regarding, the Indebtedness therein recorded; provided, however, that the failure of

Lender to maintain such accounts, or any error therein, shall not in any manner affect the obligation of Borrower to repay the Indebtedness and other Obligations in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.5 Principal and Interest.

2.5.1 The Principal Indebtedness shall bear interest at the Interest Rate.

2.5.2 On each Monthly Payment Date through and including the Monthly Payment Date occurring immediately prior to the Maturity Date, Borrower shall pay to Lender a monthly payment of interest equal to the Monthly Debt Service Payment.

2.5.3 Principal advanced under the Note shall be due and payable, as follows: (a) each Advance, together with all accrued and unpaid interest thereon through the date of repayment, shall be due and payable in full on the earlier to occur of (i) the date occurring two hundred seventy (270) days from the Advance Date of such Advance or (ii) the Maturity Date (each, an "**Advance Repayment Date**"), and (b) all remaining principal, accrued and unpaid interest to and including the date of payment and all other amounts due under the Loan Documents shall be due and payable in full, on the Maturity Date.

2.5.4 Interest shall be computed on the Principal Indebtedness by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on the Interest Rate and a 360-day year.

2.5.5 For so long as any Event of Default is continuing, the Principal Indebtedness and all other portions of the Indebtedness, shall accrue interest at the Default Rate. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall determine.

2.5.6 If any amount due under the Loan Documents is not paid on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (i) five percent (5.00%) of such unpaid sum or (ii) the maximum amount permitted by Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

2.5.7 Except as otherwise specifically provided in this Agreement, all reductions of principal shall reduce the Allocated Loan Amounts of the Properties on a pro rata basis, except only that (i) prepayments of the Release Price for any Property released, (ii) prepayments of the Fully Condemned Property Prepayment Amount or the Casualty Prepayment Amount for any Property and (iii) prepayments of principal in order to cause a Property to comply with Section 2.6.1 shall reduce the Allocated Loan Amount for such Property until the same is zero, and then any excess of such principal shall reduce the Allocated Loan Amounts of the remaining Properties on a pro rata basis.

2.5.8 Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Whenever any payment to be made under any Loan Document shall be stated to be due on a day that is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.

2.5.9 Funds representing the proceeds of the Loan which are disbursed by Lender by wire transfer to or for the benefit of Borrower, for all purposes, shall be deemed outstanding and to have been received by Borrower as of the date of such wire transfer notwithstanding the fact that such funds may not at any time have been remitted from escrow or otherwise to Borrower or for its benefit. Lender may submit monthly billings reflecting the amount of the monthly payments due. Neither the failure of Lender to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due. Lender may record the date and amount of all Advances and all payments of principal, interest and other amounts hereunder in the records Lender maintains with respect thereto. Lender's books and records showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth, absent manifest error.

2.5.10 Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default amounts received by Lender in respect of the Indebtedness may be applied by Lender toward interest, principal and other components of the Indebtedness or to other Obligations in such order, priority and proportion as Lender shall determine, in its sole and absolute discretion.

2.5.11 All payments made by Borrower under the Loan Documents shall be made irrespective of, and without any deduction for, any offsets, counterclaims or defenses, including without limitation in respect of any undertakings or obligations in connection with the making of additional Advances. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Loan Documents or the Indebtedness. Any assignee of Lender's interest in the Loan, or any portion thereof, shall take the same free and clear of all offsets, counterclaims or defenses against the assigning Lender.

2.5.12 If Borrower is required to make any prepayment under Section 6.2.3 as a result of a Condemnation, on the next occurring Monthly Payment Date following the date on which the applicable Award is paid to Lender, Lender shall apply the Loss Proceeds thereof toward the prepayment of the Indebtedness in the amount required by Section 6.2.3 and Borrower shall prepay the Indebtedness in the amount, if any, required by Section 6.2.3.

2.5.13 If Borrower is required to make any prepayment under Section 6.2.2 as a result of a Casualty, on the next occurring Monthly Payment Date following the date on which the applicable Insurance Proceeds are paid to Lender, Lender shall apply the Loss Proceeds thereof toward the prepayment of the Indebtedness in the amount required by Section 6.2.2 and Borrower shall prepay the Indebtedness in the amount, if any, required by Section 6.2.2.

2.6 Loan-to Value Requirement; Mandatory Principal Payments; Principal Prepayment.

2.6.1 Notwithstanding anything to the contrary contained herein, if any Advance made hereunder remains outstanding and is not repaid in full within one hundred eighty (180) days after the Advance Date of such Advance, then Lender shall have the right at its election at any time thereafter to determine, at Borrower's sole expense, the then-current Appraised Value of each Property that was the subject of such outstanding Advance. In the event the Allocated Loan Amount of any such Property is greater than seventy percent (70%) of the then-current Appraised Value for such Property, as determined by Lender, then within ten (10) Business Days following receipt of written notice from Lender, Borrower shall pay to Lender in immediately available funds an amount sufficient to result in an Allocated Loan Amount for such Property equal to seventy percent (70%) of such then-current Appraised Value (which payment shall be applied to the Principal Indebtedness).

2.6.2 Prior to the Maturity Date so long as no Event of Default has occurred upon not less than ten (10) Business Days prior written notice, Borrower shall have the right, without penalty or premium, to pay in whole but not in part, the total Principal Indebtedness, provided that such prepayment is accompanied by payment of all interest accrued and unpaid through the date of prepayment and any other sums due and owing under the Loan Documents, and provided further that partial prepayments of the Principal Indebtedness are permitted, without premium or penalty, in connection with the payment of the Release Price for the release of a Property in accordance with the terms and conditions of Article 11, prepayments of the Fully Condemned Property Prepayment Amount for any Property in accordance with Section 6.2.3(b), prepayments of the Casualty Prepayment Amount for any Property in accordance with Section 6.2.4,(c) and any payments made pursuant to Section 2.6.1.

2.7 Increased Costs. If as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation to Lender or its Affiliate of payments in respect of a Loan is changed or Lender or its Affiliate becomes subject to any increased cost or additional expense in respect of the Loan Documents, including, without limitation (i) any Indemnified Tax (without duplication of payment of Indemnified Taxes under Section 2.8 or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities (such increase in cost or additional expense being herein called "**Increased Costs**"), then Borrower shall upon demand promptly pay to Lender such Increased Costs to the extent that Lender reasonably determines that such Increased Costs are allocable to the Loan.

2.8 Taxes. Any payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Tax; provided, however, that if Legal Requirements require deduction or withholding of a Tax, then Borrower shall deduct or withhold and pay such Tax to the relevant Governmental Authority in accordance with Legal Requirements, and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased so that after such deduction or withholding (including deductions or withholdings applicable to additional amounts payable) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. Borrower shall promptly indemnify Lender for all Indemnified Taxes (including Taxes in respect of additional amounts payable) and related expenses, and such indemnity obligation shall survive any assignment or replacement of Lender or satisfaction or discharge of other obligations under the Loan Documents. Borrower shall promptly deliver evidence reasonably satisfactory to Lender of any payments made pursuant to this Section 2.8. Borrower shall pay (i) to the applicable Governmental Authority as and when due all Indemnified Taxes, in accordance with the applicable Legal Requirements, and (ii) to Lender, within fifteen (15) Business Days after written request by Lender, all other Indemnified Taxes. Promptly following written request therefor by Lender, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of payment of Indemnified Taxes.

ARTICLE 3
CONDITIONS PRECEDENT TO
THE EFFECTIVENESS OF THIS AGREEMENT

3.1 The effectiveness of this Agreement and the funding of the initial Advance hereunder is subject to the satisfaction of the condition precedent that Lender shall have received from Borrower all of the following items, each of which shall be satisfactory in form and substance to Lender and its counsel, and the following fees and reserve deposits, if applicable:

(a) this Agreement, duly completed, executed and delivered by each of the parties hereto (including any exhibits hereto);

(b) the Note, duly executed and delivered by Borrower;

(c) the Guaranty, duly executed and delivered by Guarantor;

(d) the Environmental Indemnity, duly executed and delivered by Borrower and Guarantor;

(e) the Financing Statements, as required by Lender;

(f) if required by Lender, opinions of Borrower's outside counsel reasonably acceptable to Lender (including, but not limited to, those relating to enforceability and corporate matters);

(g) good standing certificate from the jurisdiction of formation, and certified copies of the Organizational Documents) of Borrower, Guarantor and any Interest Owners, if applicable, and of all corporate or other authority for Borrower, Guarantor and each Interest Owner with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by Borrower, Guarantor and any Interest Owner from time to time in connection herewith, and a certified copy of Borrower's registration to do business and a current good standing certificate from each Approved State;

(h) payment to Lender all costs and expenses, including attorney's fees and costs, incurred by Lender (or any of its Affiliates) in connection with the origination of the Loan less any expense deposit previously paid to Lender by Borrower;

(i) financial statements of Borrower and Guarantor in form and substance satisfactory to Lender, certified by Borrower and Guarantor, respectively, and in form and substance satisfactory to Lender; and

(j) all such other and further documents and documentation as Lender in its sole and absolute discretion shall require.

ARTICLE 4
CONDITIONS PRECEDENT TO ADVANCES

4.1 Conditions Precedent to Each Advance. In addition to the conditions set forth in Section 3.1 above and subject to Section 2.1 hereof, each Advance (including the initial Advance hereunder) is subject to the satisfaction, in Lender's sole and absolute judgment, of the following further conditions precedent, both immediately prior to funding such Advance and also after giving effect to the consummation thereof:

4.1.1 Lender shall have received and approved a Request for Advance duly executed by Borrower for such Advance, in form and substance acceptable to Lender and if applicable, a Renovation Certificate duly executed by Borrower, in form and substance acceptable to Lender, in its sole and absolute discretion;

4.1.2 Lender shall have received a fully executed copy of Lender's title and escrow instructions (**"Lender's Closing Instructions"**), duly executed by Borrower, Title Company and the escrow agent, if applicable, in form and substance acceptable to Lender, and all conditions precedent set forth in such instructions shall have been satisfied, to Lender's satisfaction;

4.1.3 Borrower shall have executed and delivered to Lender a Security Instrument in favor of Lender, creating a valid first priority lien against each Property which is the subject of the Advance, subject only to the Permitted Exceptions, in form and substance acceptable to Lender, in its sole and absolute discretion;

4.1.4 Borrower shall have executed and delivered to Lender a copy of Lender's settlement statement for the Advance prepared or approved in writing by Lender setting forth Lender's fees and expenses to be paid by Borrower in connection with the Advance (**"Lender's Settlement Statement"**) and which may, at Lender's election, be included on the Third Party Settlement Statement approved in writing by Lender and Borrower;

4.1.5 Lender shall have received payment from Borrower of the Advance Fee for such Advance;

4.1.6 Lender shall have received and approved a fully executed copy of the Third Party Purchase Agreement and Third Party Settlement Statement for each Property that is the subject of the Request for Advance together with such further documentation and/or information concerning the Third Party Sale and/or the Property as may be requested by Lender to complete Lender's evaluation and underwriting of the requested Advance and the Property;

4.1.7 For any Property that is owned by Borrower at the time the Request for Advance is submitted to Lender, (a) Lender shall have received and approved of a recorded copy of the deed of conveyance showing title to the Property vested exactly in Borrower's name, and (b) if acquired by Borrower pursuant to a foreclosure sale, Lender shall have also received evidence satisfactory to Lender of the winning bid amount paid by Borrower and evidence that such foreclosure sale was properly conducted in accordance with applicable law and is not subject to rescission or challenge;

4.1.8 Each Property that is the subject of the Advance must be an Eligible Property approved by Lender, in its sole and absolute discretion and Lender shall have approved of the Appraised Value of such Property in its sole and absolute discretion;

4.1.9 For each Property that is the subject of a Request for Advance, Lender shall have received a Title Insurance Commitment together with copies of all of the underlying title exception documents shown in the Title Insurance Commitment, all of which must be acceptable to Lender, in its sole and absolute discretion;

4.1.10 Title Company shall be unconditionally committed to issue the Title Insurance Policy for each Property that is the subject of the Advance;

4.1.11 No Event of Default or Default under any of the Loan Documents then exists, and no Event of Default or Default will occur under any of the Loan Documents as a result of the requested Advance;

4.1.12 The representations and warranties of Borrower in the Loan Documents shall be true and correct as of the date of the Request for Advance and as of the Advance Date;

4.1.13 Lender shall have received satisfactory evidence that there has been no material adverse change in (or newly discovered information which could adversely impact), the ownership, operation, performance, or condition (financial, physical or otherwise) of, or Lender's security interest in, any of the Properties securing the Loan including each Property that is the subject of the pending Advance,

Borrower, any Guarantor, any other Loan Party or any key principal or owner of any such Person, between the date hereof and the date of the Advance;

4.1.14 Borrower shall have delivered to Lender certificates of insurance or other evidence in form and substance satisfactory to Lender that all insurance required under this Agreement is or will be in full force and effect as of the Advance Date with respect to each Property secured or to be secured by a Security Instrument, together with evidence that the premiums for such insurance have been paid, with respect to each such Property;

4.1.15 Borrower shall have delivered evidence to Lender and the Title Company that all accrued and unpaid Taxes and other Impositions levied or assessed against each Property that is the subject of the Advance request have been paid in full;

4.1.16 Borrower shall pay all of Lender's costs and expenses (including, without limitation, reasonable attorney's fees and Lender's Appraisal Costs) associated with the proposed Advance whether or not the Advance is ultimately made and all costs and fees of the Title Company and all amounts including the purchase price as required pursuant to the Third Party Settlement Statement and/or Lender's Settlement Statement, as applicable;

4.1.17 Borrower shall have delivered to Lender and Lender shall have approved:

(A) All agreements and inspection and test reports made by or for Borrower for each Property that is the subject of the Advance Request; and

(B) All authorizations, permits, approvals, consents or licenses, including building permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report or negative declarations if required under applicable law), sewer and water permits and zoning and land use entitlements, reasonably required by Lender;

4.1.18 At Lender's election, Lender, and/or Lender's Consultant, shall be satisfied with the results of an inspection of each Property that is the subject of the Advance, including without limitation, for the purpose of Lender's approval of the Property and of the amount and nature of any Approved Renovation Costs; and

4.1.19 Lender shall have received and approved such other certificates, opinions, instructions, updated financial information concerning Borrower and/or Guarantor, documents and instruments as Lender may reasonably request.

4.2 Disbursements; Advance Amount; Minimum and Maximum Advance Amounts.

4.2.1 Within five (5) Business Days following satisfaction of each of the conditions precedent to an Advance set forth in Section 4.1, Lender shall disburse the Advance Amount (net of the Advance Fee payable to Lender in connection with such Advance and any and all other fees and expenses to be paid or reimbursed to Lender as set forth in Lender's Settlement Statement for such Advance) to the Title Company for disbursement in accordance with the terms of Lender's Closing Instructions and this Agreement.

4.2.2 Subject to the limitations set forth in this Section 4.2, each Advance under the Loan for a Property shall be in an amount equal to the lesser of (a) seventy percent (70%) of the Appraised Value of the Property, as determined by Lender in its sole discretion and (b) eighty percent (80%) of the Third

Party Purchase Price paid by Borrower for such Property plus an amount equal to any Approved Renovation Costs.

4.2.3 The maximum Advance Amount for any one Property is $1,000,000.00.

4.2.4 The minimum Advance Amount for any one Property is $35,000.00.

4.2.5 The minimum Advance Amount that may be advanced at any one time pursuant to each Request for Advance is $100,000.00.

4.2.6 The sum of (A) the aggregate principal amount of all prior Advances, (B) the requested Advance, and (C) any other pending requested Advance shall not in any event exceed an amount equal to the Loan Amount.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender to execute this Agreement and to make Advances of the proceeds of the Loan, Borrower represents and warrants to Lender that the statements set forth in this Article 5 are true, correct and complete as of the date hereof, as of the Effective Date, as of the date of each Advance, and as of each date on which representations and warranties are renewed pursuant to this Agreement and the other Loan Documents:

5.1 Organization, Powers and Good Standing.

5.1.1 Organization and Powers of Borrower. Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power, authority, rights and franchises to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents to which it is a party or signatory. The sole business of Borrower is the acquisition, development, management, leasing, ownership, maintenance and operation of Properties and activities incidental thereto.

5.1.2 Good Standing. Borrower has made all filings and is in good standing in the state of its formation and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

5.1.3 Non-Foreign Status. Borrower is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder.

5.2 Authorization of Loan Documents.

5.2.1 Authorization. The execution, delivery and performance of the Loan Documents to which Borrower is a signatory are within Borrower's powers and have been duly authorized by all necessary action of Borrower.

5.2.2 No Conflict. The execution, delivery and performance of the Loan Documents by Borrower will not: (i) violate (A) the Organizational Documents of Borrower or Borrower's Manager, (B) any legal requirement affecting Borrower or any of its properties or assets or (C) any agreement to which Borrower is bound or to which it is a party; or (ii) result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of its properties or assets.

5.2.3 Binding Obligations. This Agreement and the other Loan Documents executed by Borrower have been duly executed by Borrower and are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

5.2.4 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might reasonably be expected to have a Material Adverse Effect or an Individual Material Adverse Effect. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that might reasonably be expected to have a Material Adverse Effect or an Individual Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Exception or any other agreement or instrument to which Borrower is a party or by which Borrower or any Property is bound.

5.3 Litigation; Adverse Facts; Bankruptcy. There is no action, suit, investigation, proceeding or arbitration at law or in equity or before or by any foreign or domestic court or other governmental entity (a **"Legal Action"**), pending or, to Borrower's knowledge, threatened (a) against or affecting any Property, Borrower or any other Loan Party or any of their respective properties or assets, or (b) questioning the validity or the enforceability of this Agreement or any of the other Loan Documents or affecting any Property. Neither Borrower nor any other Loan Party is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of Borrower's assets or properties (a **"Bankruptcy Proceeding"**), and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or such constituent Persons. In addition, neither Borrower nor any other Loan Party, nor any principal or Affiliate of any Loan Party has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

5.4 Title to Properties; Liens. Borrower has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet.

5.5 Disclosure. There is no fact known to Borrower that (and, to Borrower's knowledge, no event has occurred which, upon the giving of notice or passage of time or both) would materially and adversely affects any Property or the business, operations, properties, assets or condition (financial or otherwise) of Borrower or any Loan Party which has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.

5.6 Payment of Taxes. Borrower has filed all tax returns (federal, state, local and foreign) required to be filed by it (including interest and penalties). Borrower is not liable for Taxes payable by any other Person. All transfer Taxes, deed stamps, intangible Taxes and other amounts required to be paid under applicable Legal Requirements in connection with the transfer of each Property to Borrower have been paid or will be paid on or prior to the date Borrower acquires each Property. All Taxes and governmental assessments due and owing in respect of each Property have been paid and none of the same is delinquent.

5.7 Use of Loan Proceeds. The Loan is solely for the business purpose of Borrower or for distribution to Borrower's equity holders in accordance with the Loan Documents and Legal Requirements and no portion thereof shall be used for personal, consumer, household purposes for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose.

5.8 Government Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability in incur indebtedness for money borrowed.

5.9 Financial Condition. The financial statements, operating statements and all financial data previously delivered to Lender in connection with the Loan or any of the Properties or relating to Borrower are true, correct and complete in all material respects. Such financial statements, operating statements and other financial data comply with the requirements of Section 6.4 and fairly present the financial position of the Persons who are the subject thereof as of the date thereof; and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof.

5.10 Disclosures to Loan Parties. Before each Loan Party became obligated in connection with the Loan, Borrower made full disclosure to each Loan Party regarding Borrower's financial condition and business operations, and all other circumstances bearing upon Borrower's ability to pay and perform its obligations under the Loan Documents.

5.11 Insurance. Borrower has obtained (or will have obtained on or before the date Borrower acquires a Property) insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Effective Date and on each Advance Date have been paid for the current policy period. No Person, including Borrower, has done, by act or omission, anything that would impair the coverage of any such policy.

5.12 Solvency. Borrower and each other Loan Party is Solvent as of the Effective Date and as of each date on which this representation and warranty is renewed pursuant to this Agreement and the other Loan Documents and will be Solvent after giving effect to the transactions contemplated by the Loan Documents, including all Obligations incurred thereby, the security interests granted therein and the payment of all fees related thereto.

5.13 Representations Regarding the Properties. With respect to each Property, Borrower represents and warrants as follows:

5.13.1 Title to Property. Each Property is an Eligible Property. Borrower is the sole owner of and has good and marketable title to the fee interest in each Property, the Improvements and all other real and personal property described in each Security Instrument, free from any lien or encumbrance of any kind whatsoever, excepting only the Permitted Exceptions.

5.13.2 Utilities and Access. Telephone services, electric power, storm sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the construction, use, operation and maintenance of the Improvements are available to each Property, are adequate to serve the Improvements located on such Property, and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier. All publicly dedicated, physically open and publicly maintained streets and easements necessary for the operation and maintenance of the Improvements are available to the boundaries of each Property.

5.13.3 Compliance with Legal Requirements and Property Documents. Each Property, and the present and contemplated use, occupancy, operation and renovation thereof, are and will remain in full compliance with all Legal Requirements and all Property Documents and obligations created by private contracts.

5.13.4 No Condemnation. No condemnation proceedings or moratorium is pending or, to Borrower's actual knowledge, threatened against any Property (or any portion thereof).

5.13.5 Leases and Rents. Borrower represents and warrants with respect to each Property:

(a) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

(b) Security Deposits. Borrower is in compliance with all applicable Legal Requirements relating to all Security Deposits, if any.

(c) Leases. (i) Borrower is the sole owner of the entire lessor's interest in the Leases, if any; (ii) the Leases, if any, are and will remain subordinate to the lien of the Security Instrument securing such Property; (iii) none of the Rents have been collected for more than one (1) month in advance; (iv) there exists no offset or defense to the payment of any portion of the Rents; (v) no Lease contains an option to purchase, right of first refusal to purchase or any other similar provision; (vi) no Person has any possessory interest in, or right to occupy the Property, except under and pursuant to a Lease that is and shall remain subordinate to the lien of the Security Instrument securing such Property; and (vii) all leasing broker fees and commissions payable by Borrower with respect to the Lease(s) have been paid in full, in cash or other form of immediately available funds.

5.13.6 Permits; Certificates of Occupancy. Except as previously disclosed to Lender in writing, Borrower has obtained all Permits necessary for the present and contemplated use and operation of each Property. The uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or Permits for such Property and any other restrictions, covenants or conditions affecting such Property (including any homeowners association requirements). The certificate of occupancy for each Property does not permit the use of such Property for any purpose other than as a one to four unit single-family residential home or residential condominium. No Property is (i) zoned for, or being used for, any purpose other than a one to four unit single-family residential or residential condominium occupancy, (ii) an assisted living or similar facility, (iii) subject to any rent control, rent stabilization or similar Legal Requirements limiting, or placing conditions upon, the amount of rent that can be charged under a Lease or the ability of a landlord to decline the renewal or extension of a Lease.

5.13.7 Property Documents. The Property Documents are in full force and effect and neither Borrower nor any other party thereto is in material default thereunder. Borrower has delivered to Lender a true, correct and complete copy of all Property Documents that are not reflected as Permitted Exceptions on the applicable Title Insurance Policy.

5.13.8 Personal Property. Borrower is now and shall continue to be the sole owner of the personal property Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender.

5.13.9 Entire Property; No Encroachments. (a) all Improvements on each Property are included wholly within the boundaries and building restriction lines of such Property, (b) no improvements on adjoining properties (now or will) encroach upon any Property, so as to materially adversely affect the value, use or marketability of the applicable Property; and (c) all easements, licenses and other rights

necessary or desirable in order to own and operate such Property have been granted and obtained and are in full force and effect.

5.13.10 Separate Tax Parcels. Each Property is comprised of one or more tax parcels that are separately identified from and assessed separately from any other real property.

5.13.11 Assessments. There are no pending or, to Borrower's knowledge, proposed special or other assessments (whether by any Governmental Authority or homeowners association or any similar association) for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect. There are no delinquent Impositions outstanding with respect to any Property and there are no pending or, to Borrower's knowledge, proposed, special or other assessments for HOA improvements affecting any Property.

5.13.12 No Joint Assessment. Neither Borrower nor any of its Affiliates have suffered, permitted or initiated the joint assessment of any Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.

5.13.13 Property Condition. Except as expressly disclosed to Lender in writing prior to the applicable Advance Date, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to any Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid. No portion of the Improvements located on any Property is located in an area identified by the Secretary of Housing and Urban Development or the Federal Emergency Management Agency or any successor thereto as an area having special flood or seismic hazards, or, if now or hereafter located within any such area, Borrower has obtained and will maintain the applicable flood hazard and/or earthquake insurance prescribed herein or in the other Loan Documents.

5.14 Federal Trade Embargos. Each Restricted Party is in compliance with all Federal Trade Embargos in all material respects. No Embargoed Person owns any direct or indirect equity interest in Borrower. No Tenant at any Property is identified on the OFAC List. Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure that the foregoing representations and warranties remain true and correct with respect to each Tenant at each Property at the time such Tenant is initially screened by Borrower.

5.15 ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

5.16 Other Debt. Borrower has no indebtedness outstanding other than Permitted Indebtedness.

5.17 Full and Accurate Disclosure. No documents or information delivered by, or on behalf of any Restricted Party or any of their Affiliates to Lender in respect of the Properties or any Restricted Party contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading (except that the foregoing representation, as it relates to any title policies delivered to Lender in connection with the making of Advances hereunder, shall be limited to Borrower's knowledge). There is no event or condition that has not been disclosed to Lender that has had or could reasonably be expected to have a Material Adverse Effect or Individual Material Adverse Effect.

5.18 Survival. All of the representations of the Restricted Parties set forth herein and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in the Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 6
COVENANTS OF BORROWER

As a material inducement to Lender to execute this Agreement and to make each Advance, Borrower hereby covenants as set forth in this Article 6, which covenants shall remain in effect until the occurrence of the Outside Advance Date and payment and performance in full of all of the Obligations.

6.1 Property Covenants.

6.1.1 Compliance with Laws; Governmental Approvals. With respect to each Property, Borrower will comply, and will cause the Improvements to comply, with all Legal Requirements having jurisdiction over such Property or repair and/or renovation of the Improvements, and will furnish Lender with reports of any violations or official searches for violations of any such Legal Requirements established by Governmental Authorities.

6.1.2 Lender Inspections. With respect to each Property, throughout the term of the Loan and during normal business hours (and subject to the rights of tenants under the Leases), Borrower will permit Lender and Lender's representatives, inspectors, appraisers and consultants, to (a) inspect such Property, the Improvements and any materials to be used therein, (b) audit, examine and copy all contracts, records (including financial and accounting records pertaining to the Loan or such Property) and plans which are kept at such Property or at Borrower's offices, and (c) discuss the affairs, finances and accounts of Borrower with designated representatives of Borrower. Borrower will cooperate with any such representatives, inspectors, appraisers or consultants retained by Lender to enable them to perform their functions under this Agreement.

6.1.3 Maintenance of Property.

(a) Borrower shall cause each Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements (except for alterations performed in accordance with Section 6.1.3(b) below and normal replacement of fixtures and personal property of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and promptly cure any violation of a Legal Requirement. Borrower shall notify Lender in writing within three (3) Business Day after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn

or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

(b) Borrower will not remove, demolish, or substantially alter any of the Improvements on a Property; provided, Borrower may renovate the Improvements so long as no Event of Default has occurred, such renovation is completed on a timely basis and in a good and workman like, lien free manner, in accordance with all applicable Legal Requirements, and does not negatively affect the structural integrity of the Improvements or the value of the Property or otherwise impair Lender's security for the Loan. Borrower shall comply with all Leases, Property Documents and Legal Requirements and shall not permit any violation of any of the foregoing to occur or exist at any time.

6.1.4 Title to Fixtures. Borrower will not acquire, purchase or install materials, personal property, equipment or fixtures subject to any security agreement or other contract wherein the right is reserved to any Person to remove or repossess any such materials, equipment or fixtures, or whereby title to any of the same is not completely vested in Borrower at the time of installation, without prior written consent of Lender.

6.1.5 Ownership of Personal Property. Borrower will be the sole owner of all personal property Collateral acquired after the date hereof, free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for security interests and liens in favor of the interest of a lessor pursuant to a lease of personal property approved in writing by Lender and the liens and security interests approved by Lender pursuant to the Loan Documents.

6.1.6 Mechanic Liens.

(a) Subject to the right to contest in strict accordance with Section 6.12, Borrower, at Borrower's sole cost and expense, shall promptly discharge or cause to be discharged (i) any mechanic's or materialmen's liens or claims of lien filed or otherwise asserted against a Property or (ii) any proceedings for the enforcement thereof. Borrower shall obtain lien waivers from all contractors engaged to work on the Property(ies) prior to the final payment of amounts owed to such contractors.

(b) If Borrower fails to promptly discharge liens or claims of lien and provide the security or indemnity in the manner provided in this Section 6.1.6, then Lender may, but shall not be required to, procure the release and discharge of any such lien and any judgment or decree thereon, and in furtherance thereof may effect any settlement or furnish any security or indemnity as may be required by the Title Company to induce it to issue an endorsement to the Title Insurance Policy insuring against all such claims or liens. All amounts expended by Lender in connection with the provisions of this Section 6.1.6 shall be immediately due and payable together with interest thereon at the Default Rate from the date incurred by Lender and shall be deemed to constitute a protective advance, added to the Indebtedness and secured by each of the Security Instruments. In settling, compromising or arranging for the discharge of any liens under this Section 6.1.6, Lender shall not be required to establish or confirm the validity or amount of the lien.

6.1.7 Other Liens. Borrower shall not grant or permit, and shall promptly pay and discharge, at Borrower's sole cost and expense, all Liens and claims thereof on each Property or any part thereof or interest therein other than the Liens in favor of Lender.

6.1.8 Management.

(a) Borrower shall at all times be responsible for the management and operation of the Properties. Any management and operations conducted by a Person other than Borrower

shall be conducted pursuant to a bona fide management agreement which must (i) provide for management fees obtained through arm's-length negotiations and comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) provide that such management agreement, and the management fees payable thereunder, are subordinate in lien and payment to each Security Instrument and the other Loan Documents, (iv) not contain any terms which would have a Material Adverse Effect, (v) be terminable on thirty (30) days' notice or less without cause and without payment of any termination fees or other penalty, and (vi) not be with a Restricted Party or an Affiliate thereof unless disclosed in writing to Lender prior to the effective date of such management agreement and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than any such party. Upon Lender's request, Borrower shall promptly provide to Lender a true and correct copy of any such management agreement. Upon Lender's request, any such management agreement shall be assigned to Lender, for the benefit of Lender, as additional security for the Loan and subordinated to the applicable Security Instruments and other Loan Documents, with the express written consent of such manager pursuant to an assignment and subordination agreement in form and substance satisfactory to Lender in its reasonable discretion.

(b) Lender may terminate or require Borrower to terminate the engagement of any such manager and engage a replacement manager selected by Lender pursuant to a management agreement approved by Lender (i) during the continuance of an Event of Default, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by such manager under such management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if an Event of Bankruptcy occurs in respect of such manager, (v) if such manager engages in gross negligence, willful misconduct, fraud or misappropriation of funds in respect of the Properties or its duties with respect thereto, or (vi) the terms and conditions of the management agreement with such manager are not in compliance with the provisions of Section 6.1.8(a).

(c) Notwithstanding that the Properties may be managed by a property manager, Borrower shall ensure that the Properties are managed in a commercially reasonable manner and that its obligations as the lessor under any Leases are performed. Borrower shall enforce, in a commercially reasonable manner, the obligations of the tenants under such Leases.

6.1.9 Income from Properties; Restrictions on Distributions. Borrower shall first apply all income from the Properties, to pay amounts due Lender under this Agreement and the other Loan Documents and then to costs and expenses associated with the ownership, maintenance, development and operation of the Properties. Borrower shall not make, declare or permit any distribution to any officer, member, manager, partner or other direct or indirect beneficial owner of Borrower at any time that an Event of Default has occurred and is continuing.

6.1.10 Impositions. Borrower shall pay or discharge all Impositions prior to the date upon which penalties attach thereto, and shall submit evidence satisfactory to Lender confirming such payment.

6.1.11 Utilities. Borrower shall pay when due all charges that are incurred by Borrower for the benefit of the Properties or that may become a charge or lien against the Properties for gas, telephone, electricity, water, sewer, or other services furnished to the Properties.

6.1.12 No Change in Use. Borrower shall not permit any change in use or additional uses on any Property without the prior written consent of Lender, in its sole and absolute discretion.

6.2 Insurance. Borrower, at its sole cost and expense, shall obtain and deliver to Lender policies (or certificates) of insurance as required by Lender, in Lender's sole and absolute discretion,

meeting the requirements set forth in this Section 6.2 and Schedule 6.2 attached hereto (collectively, the "**Policies**" and each a "**Policy**").

6.2.1 Delivery of Policies, Payment of Premiums.

(a) All Policies required pursuant to Section 6.2 above shall (i) be issued by companies approved by Lender in writing; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee/lender's loss payable (in the case of property insurance and business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause/Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) with respect to property (including business interruption/loss of rents), commercial general liability and excess/umbrella liability policies, contain a waiver of subrogation in favor of Lender; (v) with respect to property policies (including business interruption/loss of rents), contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days' prior written notice of cancellation of any of the property Policies, except ten (10) days' notice for cancellation due to non-payment of premium and, when available, liability policies, (C) such policy shall not contain any provision that would make the Lender liable for any premiums and commissions, provided that the policy need not waive the requirement that the premium be paid in order to effect continuation of coverage if the policy will be cancelled due to non-payment of premium and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vi) in the event any property insurance policy shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds and complete copies thereof delivered to Lender.

(b) In the event of foreclosure or other transfer of title, Borrower agrees that all proceeds payable thereunder pertaining to such Property shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

(c) Borrower shall pay the premiums for the Policies (the "**Insurance Premiums**") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If at any time Lender is not in receipt of written evidence all insurance required herein is in full force and effect, Lender has the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, obtaining such insurance coverage as Lender determines. All cost incurred by Lender in connection with such action or in obtaining such insurance and keeping insurance in-force shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Loan Documents and shall bear interest at the Default Rate. Borrower shall deliver to Lender a complete copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender agrees that the Policies may be in the form of a blanket policy provided that (i) such policy otherwise meets the requirements set forth in this Section 6.2 and (ii) Lender

shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would a separate Policy insuring only such Property in accordance with the terms of this Agreement.

(d) WARNING

IF BORROWER FAILS TO PROVIDE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, FLOOD INSURANCE TO THE EXTENT EXPRESSLY REQUIRED HEREUNDER, LENDER MAY, IN ITS SOLE DISCRETION (AND WITHOUT PRIOR NOTICE TO BORROWER IF THERE IS A LAPSE IN COVERAGE), PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT THE PROPERTIES; SUCH INSURANCE MAY BE PLACED BY LENDER DURING ANY STATUTORY OR OTHER REQUIRED NOTICE PERIOD. BORROWER MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE TO LENDER THAT BORROWER HAS OBTAINED THE APPLICABLE INSURANCE COVERAGE ELSEWHERE. LENDER SHALL HAVE NO DUTY TO PLACE SUCH INSURANCE, LENDER SHALL HAVE NO LIABILITY WITH RESPECT TO THE TERMS OF SUCH INSURANCE OR THE CREDIT OF THE INSURER IF LENDER ELECTS TO PLACE SUCH INSURANCE, AND BORROWER IS NOT ENTITLED TO RELY ON THE EXISTENCE OF ANY LENDER PLACED COVERAGE EVEN IF BORROWER HAS BEEN NOTIFIED THAT LENDER HAS ELECTED TO PLACE SUCH COVERAGE.

BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LENDER, INCLUDING INSURANCE PURCHASED DURING ANY NOTICE PERIOD. ALL ACTUAL AND REASONABLE EXPENSES INCURRED BY LENDER IN OBTAINING SUCH INSURANCE AND KEEPING IT IN EFFECT SHALL BE PAID BY BORROWER TO LENDER UPON DEMAND AND UNTIL PAID SHALL BE SECURED BY THE SECURITY INSTRUMENT AND SHALL BEAR INTEREST AT THE DEFAULT RATE. AT LENDER'S OPTION, THE COST OF THIS INSURANCE MAY BE ADDED TO THE LOAN BALANCE. IF THE COST IS ADDED TO THE LOAN BALANCE, THE INTEREST RATE ON THE UNDERLYING LOAN WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF THE LENDER PURCHASED COVERAGE MAY BE THE DATE THE PRIOR COVERAGE LAPSED OR THE DATE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE TO LENDER.

THE COVERAGE PURCHASED BY LENDER MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWER CAN OTHERWISE OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

6.2.2 Casualties; Insurance Proceeds. If a Property is damaged or destroyed, in whole or in part, by fire or other casualty (in either case, a "**Casualty**"), Borrower shall give prompt written notice thereof to Lender, whether or not covered by insurance. Lender shall be named as a mortgagee/loss payee under Borrower's property insurance policies and as an additional insured under Borrower's liability insurance policies. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies and Borrower shall not settle or permit any settlement of any claim without Lender's approval, (i) if an Event of Default is continuing or (ii) with respect to any Casualty in which the Loss Proceeds thereof or the costs of completing the Restoration are reasonably expected to be equal to or greater than the Restoration Threshold Amount and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Any Insurance Proceeds in connection with any Casualty (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held and disbursed by Lender in accordance with the terms of this Agreement. If Borrower or any party

other than Lender receives any Insurance Proceeds, Borrower shall immediately deliver such proceeds to Lender and shall endorse, and cause all such third parties to endorse, check payable therefor to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty other than for actions that constitute gross negligence or intentional misconduct. Notwithstanding any Casualty, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement.

6.2.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion of a Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings which is reasonably expected to involve an Award of an amount greater than the Restoration Threshold Amount. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement and the Indebtedness shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Indebtedness. If Borrower or any party other than Lender receives any Award, Borrower shall immediately deliver such proceeds to Lender and shall endorse, and cause all such third parties to endorse, a check payable therefore to the order of Lender. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the applicable rate provided herein. Loss Proceeds from a Condemnation shall be applied as follows:

(a) If a partial Condemnation of a Property does not interfere with the use of such Property as a residential property, as reasonably determined by Lender, then, unless Lender approves, in its good faith discretion, the use of Loss Proceeds for the Restoration of the applicable Property and the Restoration Conditions are satisfied with respect to the Restoration of such Property, the Loss Proceeds thereof paid by the condemning authority shall be applied to the prepayment of the Indebtedness in accordance with Section 2.5.12.

(b) If a partial Condemnation of a Property does interfere with the use of such Property as a residential property or the Restoration Conditions are not satisfied, as determined by Lender, or if there occurs a complete Condemnation of a Property (each, a **"Fully Condemned Property"**), then (i) Lender may retain any Award received by it, (ii) Borrower shall immediately deliver to Lender any Award paid to Borrower, (iii) the Loss Proceeds of such Award shall be applied to the prepayment of the Indebtedness pursuant to Section 2.5.12 in an amount equal to the Release Price for the Fully Condemned Property, together with an amount equal to Lender's costs and fees set forth in Section 11.1.5 (collectively, the **"Fully Condemned Property Prepayment Amount"**) and (iv) Borrower shall prepay the Indebtedness in an amount equal to the excess, if any, of the Fully Condemned Property Prepayment Amount over the Loss Proceeds of the Award. Following Borrower's written request after receipt by Lender of the Fully Condemned Property Prepayment Amount, Lender shall (x) release the Fully Condemned Property from the applicable Security Instrument, **provided** that (A) Borrower has delivered to Lender a draft release (and, in the event the Security Instrument applicable to the Fully Condemned Property encumbers other Property(ies) in addition to the Fully Condemned Property, such release shall be a partial release that relates only to the Fully Condemned Property and shall not affect the Liens and security interests encumbering the other Property(ies)) in form and substance appropriate for the jurisdiction in which such Fully Condemned

Property is located and shall contain standard provisions protecting the rights of Lender and (B) Borrower shall pay all costs, Taxes and expenses associated with such release (including cost to file and record the release and Lender's reasonable attorneys' fees) and (y) disburse to Borrower the Loss Proceeds paid by the condemning authority and held by Lender in excess of the Fully Condemned Property Prepayment Amount for such Property.

6.2.4 Restoration. The following provisions shall apply in connection with the Restoration of a Property affected by a Casualty:

(a) If (i) the Loss Proceeds reasonably expected to be received in connection with any single Casualty event is less than the Restoration Threshold Amount and (ii) the Restoration Conditions are satisfied, then (A) if Insurance Proceeds are paid by the insurance company directly to Borrower subsequent to delivering the undertaking required by the Restoration Conditions, such Insurance Proceeds may be retained by Borrower (for the avoidance of doubt, Insurance Proceeds received by Borrower prior to delivering the undertaking required by the Restoration Conditions shall be immediately paid to Lender as required by Section 6.2.2), (B) if Insurance Proceeds are paid by the insurance company to Lender, such Insurance Proceeds will be disbursed by Lender to Borrower and (C) Borrower shall conduct the Restoration of the affected Property in accordance with the terms of Section 6.2.4(d) and Section 6.2.4(e).

(b) If (i) the Loss Proceeds reasonably expected to be received in connection with any single Casualty event is greater than the Restoration Threshold Amount and (ii) the Restoration Conditions are satisfied, then (A) Borrower shall immediately deliver to Lender any Insurance Proceeds paid to Borrower and (B) Borrower shall conduct the Restoration of the affected Properties in accordance with the terms of and subject to the conditions of Section 6.2.4(d) and Section 6.2.4(e).

(c) If following a Casualty, the Restoration Conditions are not satisfied, as determined by Lender, then (i) Lender may retain any Insurance Proceeds received by it, (ii) Borrower shall immediately deliver to Lender any Insurance Proceeds paid to Borrower, (iii) the Loss Proceeds of such Insurance Proceeds shall be applied to the prepayment of the Indebtedness pursuant to Section 2.5.13 in an amount equal to the Release Price for the applicable Property, plus an amount equal to Lender's costs and fees set forth in Section 11.1.5 (collectively, the "**Casualty Prepayment Amount**"), (iv) Borrower shall prepay the Indebtedness in an amount equal to the excess, if any, of the Casualty Prepayment Amount over such Loss Proceeds, and (v) following Borrower's written request after receipt by Lender of the Casualty Prepayment Amount, Lender shall (x) release the affected Property from the applicable Security Instrument, **provided** that (A) Borrower has delivered to Lender a draft release (and, in the event the Security Instrument applicable to the affected Property encumber other Property(ies) in addition to the affected Property, such release shall be a partial release that relates only to the affected Property and shall not affect the Liens and security interests encumbering the other Property(ies)) in form and substance appropriate for the jurisdiction in which such affected Properties are located and shall contain standard provisions protecting the rights of Lender and (B) Borrower shall pay all costs, Taxes and expenses associated with such release (including cost to file and record the release and Lender's reasonable attorneys' fees) and (y) disburse to Borrower the Loss Proceeds paid by the applicable insurance company and held by Lender in excess of the Casualty Prepayment Amount for such Property provided that during the continuance of an Event of Default any such excess Loss Proceeds may be applied by Lender to the Indebtedness in accordance with Section 2.5.10.

(d) If the Restoration Conditions are satisfied then (i) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after payment of Loss Proceeds by the insurance company or condemning authority (as applicable) with respect to the Casualty or Condemnation) and shall diligently pursue the Restoration to satisfactory completion;

(ii) Borrower shall cause the affected Property and the use thereof after the Restoration to be in compliance with and permitted under all applicable Legal Requirements and such Property, after Restoration, shall be of the same character as prior to such damage or destruction; (iii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and (iv) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender. If at any time the Loss Proceeds or the unused portion thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are reasonably estimated by Lender to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "**Loss Proceeds Deficiency**") with Lender before any further use or disbursement of the Loss Proceeds shall be made. The Loss Proceeds Deficiency deposited with Lender shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Loss Proceeds pursuant to Section 6.2.4(e), and until so disbursed, shall constitute additional security for the Obligations.

(e) If the Restoration Conditions are satisfied, then Lender may impose such reasonable requirements on the use or expenditure of Loss Proceeds as Lender may require, in accordance with Lender's standard construction lending practices or in any other manner approved by Lender. Without limiting the generality of the foregoing, Lender may, at its option, condition disbursement of Loss Proceeds on (i) delivery of a Renovation Certificate satisfactory to Lender, (ii) completion of a property inspection reasonably satisfactory to Lender, (iii) Lender's approval of plans and specifications of an architect selected by Borrower and reasonably satisfactory to Lender; (iv) the identity, experience, reputation and financial condition of contractors and subcontractors; (v) contractor's cost estimates; (vi) architect's certificates; (vii) waivers of liens; (viii) sworn statements of mechanics and materialmen and such other evidence of costs; (ix) percentage completion of construction; (x) frequency of disbursements; (xi) application of payments; (xii) customary retainage and satisfaction of liens, in each case, as Lender may reasonably require. The excess, if any, of the Loss Proceeds and the remaining balance, if any, of the Loss Proceeds Deficiency deposited with Lender after the Restoration has been completed, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, **provided** no Event of Default shall have occurred and shall be continuing, in which case, any such excess Loss Proceeds and remaining Loss Proceeds Deficiency funds, may be applied by Lender to the Indebtedness in accordance with Section 2.5.10.

6.3 Records. Borrower shall keep and maintain full and accurate accounts and records of Borrower's operations with respect to the Obligations according to sound accounting practices consistently applied.

6.4 Reporting Requirements.

6.4.1 Borrower shall deliver to Lender, within ten (10) Business Days of Lender's request therefor such financial statements relating to Borrower and each Loan Party reasonably required by Lender, in Lender's reasonable discretion, provided, however, unless a Default or an Event of Default is continuing, Lender shall not request such statements more often than twice in any 12 calendar month period. Such financial statements shall be certified by an authorized officer, manager or member of Borrower and such other Loan Parties, as applicable.

6.4.2 Borrower shall deliver to Lender, within ten (10) Business Days of Lender's request therefor, a rent roll for the Properties, containing such information reasonably requested by Lender, certified by Borrower as true and correct, provided, however, unless a Default or an Event of Default is continuing, Lender shall not request such rent roll more often than monthly.

6.4.3 Borrower shall deliver to Lender, within ten (10) Business Days of Lender's request therefor, copies of any requested Tax, HOA or condo assessment or insurance bills, statements or invoices received by Borrower with respect to the Properties together with evidence satisfactory to Lender of payment in full of same on or before the applicable due date.

6.4.4 Borrower shall, as soon as reasonably practicable after request by Lender, furnish or cause to be furnished to Lender in such manner and in such detail as may be reasonably requested by Lender, such evidence of compliance with the Loan Documents, copies of Leases and such additional information, documents, records or reports as may be reasonably requested with respect to any Property or the conditions or operations, financial or otherwise, of the Restricted Parties.

6.5 Environmental Matters. As soon as possible, and in any event within ten (10) days after receipt by Borrower, Borrower shall provide Lender with a copy of (a) any notice or claim to the effect that the Borrower or any other Loan Party, or any of their respective Affiliates, is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any Loan Party, or any of their respective Affiliates.

6.6 Notice of Litigation; Material Event. Borrower will give prompt written notice (containing reasonable detail) to Lender of (a) any litigation or governmental proceeding pending or threatened in writing by or against Borrower, any other Loan Party or any Property, (b) any Default or Event of Default, (c) any default under any of the Property Documents, (d) any Event of Bankruptcy occurs in respect of Borrower, any Loan Party or an Affiliate of any of the foregoing, and (e) any other circumstance or event that could reasonably be expected to result in a Material Adverse Effect.

6.7 General Covenants.

6.7.1 Compliance with Loan Documents. Borrower will comply with all conditions of this Agreement, whether or not an Advance under the Loan is requested. It will comply and, to the extent it is able, will cause compliance by parties thereto, with all other Loan Documents and the Property Documents.

6.7.2 Representations and Warranties. Until the occurrence of the Outside Advance Date and payment and performance in full of all of the Obligations, the representations and warranties contained in this Agreement and the other Loan Documents shall remain true and complete.

6.7.3 Maintenance of Existence; Trade Names. Borrower and each of the other Loan Parties that is not an individual shall maintain and preserve its existence and all rights and franchises material to its business. Borrower does not and will not use any trade name and has not and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is the address set forth in Section 10.1, and Borrower has no other place of business.

6.7.4 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request by Lender, any and all instruments, agreements and documents, and shall take such other action, as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure the security of Lender provided for herein and in the other Loan Documents, and Borrower shall pay all fees and expenses (including attorneys' fees) related thereto.

6.7.5 Keeping Loan Parties Informed. Borrower shall at all times keep each of the Loan Parties informed of Borrower's financial condition and business operations, the condition and use of each Property, and all other circumstances which affect Borrower's ability to pay or perform the Obligations.

6.7.6 Actions Affecting Property. Borrower shall appear in and contest any action or proceeding purporting to affect any Property or any other Collateral or the rights or powers of Lender and shall pay all costs and expenses (including costs of evidence of title, litigation, and attorneys' fees) in any such action or proceeding.

6.8 Special Purpose. Borrower hereby represents, warrants and covenants that as of the date hereof and until such time as the Outside Advance Date has occurred and all of the Obligations have been paid and performed in full:

6.8.1 Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, renovating, rehabilitating, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into and performing its obligations under the Loan Documents to which it is a party, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Properties, and (B) incidental personal property necessary for the ownership or operation of the Properties.

6.8.2 Borrower shall conduct and operate its business as presently conducted and operated and has not engaged and will not engage in any business other than the acquisition, renovation, rehabilitation, ownership, management and operation of the Properties.

6.8.3 Borrower has not and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than any such party.

6.8.4 Borrower has not incurred and will not incur any indebtedness other than Permitted Indebtedness.

6.8.5 Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and shall not acquire obligations or securities of its Affiliates.

6.8.6 Borrower is and will remain Solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

6.8.7 Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not amend, modify or terminate its organizational documents without the prior written consent of Lender.

6.8.8 Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower's assets will not be listed as assets on the financial statement of any other Person. Borrower will file its own tax returns (to the extent that Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower shall maintain its books, records, resolutions and agreements as official records.

6.8.9 Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or member, manager, partner or shareholder in Borrower, or any constituent party of Borrower).

6.8.10 Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

6.8.11 Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower or transfer or otherwise dispose of all or substantially all of its assets.

6.8.12 Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

6.8.13 Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

6.8.14 Borrower will not guarantee or become obligated for the debts of any other Person.

6.8.15 Borrower will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

6.9 Leasing.

6.9.1 Provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided the proposed lease or Lease as amended or modified (a) shall be a valid enforceable Lease that complies with all applicable Legal Requirements, (b) shall provide for net effective rental rates comparable to existing local market rates, (c) shall have an initial term (together with all renewal options) of not greater than three (3) year, (d) shall provide for automatic self-operative subordination to the Security Instrument securing the applicable Property and, at Lender's option, (i) attornment to Lender and (ii) the unilateral right by Lender, at the option of Lender, to subordinate the liens of such Security Instrument to the Lease, (e) shall not contain any option to purchase or any right of first refusal to purchase all or any portion of a Property, (f) requires monthly rent payments, (g) complies with all regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury and (h) shall be in writing and on terms and conditions which are consistent with then existing market conditions for leases in the same market, and of similar size and with similar tenants, as such Lease and negotiated on arm's length terms with a Person who is not an Affiliate Borrower or an Affiliate of or related to any Guarantor. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within twenty (20) days after Lender's written request.

6.9.2 Borrower (a) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Indebtedness; (b) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (c) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees; (d) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (e) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except in favor Lender as contemplated by the Loan Documents); (f) shall not modify any Lease in a manner inconsistent with the Loan Documents; (g) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (h) shall not consent to any assignment of or subletting under any Lease without the prior consent of Lender during the continuance of

an Event of Default; and (i) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower's commercially reasonable judgment).

6.10 Prohibited Persons. Borrower shall not (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo. Borrower shall cause the representation set forth in Section 5.14 to remain true and correct at all times.

6.11 Plan Assets. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

6.12 Taxes, Impositions and Other Claims. Borrower shall pay and discharge all Taxes and Impositions levied upon it, its income and its assets as and when such Taxes and Impositions are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise. Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file. Notwithstanding the foregoing, after prior written notice to Lender, Borrower may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any such Taxes, Impositions and claims and, in such event, may permit such Taxes, Impositions and claims being so contested to remain unsatisfied or unpaid during such contest so long as (a) no Event of Default shall exist, (b) such proceeding shall be permitted under and conducted in accordance with all applicable Legal Requirements, (c) no Property or other Collateral nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, as determined by Lender, (d) enforcement of the contested such Taxes, Impositions and claims is effectively stayed for the entire duration of such contest, (e) any such Taxes, Impositions and claims determined to be due, together with any interest or penalties thereon, shall be promptly paid as required after final resolution of such contest, (f) Borrower has set aside on its books adequate reserves in accordance with GAAP or other accounting method approved by Lender, (g) Borrower shall deliver to Lender cash security in an amount determined by Lender to be sufficient to insure the payment of such Taxes, Impositions and other claims, together with all interest and penalties thereon, (h) failure to pay such Taxes, Impositions and other claims will not, as determined by Lender, present an unreasonable risk of any civil or criminal liability to Lender or any Material Adverse Effect or Individual Material Adverse Effect, (i) such contest shall not affect the ownership, use or occupancy of any Property or other Collateral, (j) if any such claim results in a workers', mechanics' or other similar Lien on any Property, Borrower shall be in compliance with the provisions of clause (v) of the definition of Permitted Exceptions, and (k) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth above. Notwithstanding the foregoing, Borrower shall comply with all Legal Requirements and pay any contested Taxes, Impositions and other amounts (or, if cash or other security has been provided, Lender may pay over any such cash or other security held by Lender to the claimant) if, in the Lender's reasonable judgment, any of the foregoing conditions is not satisfied at any time or there shall be any danger of the Lien of any Security Instrument being extinguished. Borrower shall promptly pay for all utility services provided to each Property as they become due and payable (other than any such utilities, which are, pursuant to the terms of any Lease, required to be paid by the tenant thereunder directly to the applicable service provider).

ARTICLE 7
NEGATIVE COVENANTS

As a material inducement to Lender to execute this Agreement and to make any Advance, Borrower hereby covenants as set forth in this Article 7, which covenants shall remain in effect until the occurrence of the Outside Advance Date and payment and performance in full of all of the Obligations.

7.1 Fundamental Changes. Neither Borrower nor any other Loan Party (that is not a natural person) shall dissolve or liquidate or become a party to any merger or consolidation.

7.2 Prohibited Transfers. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer (other than a Permitted Equity Transfer) without the prior written consent of Lender, in Lender's sole and absolute discretion.

7.3 Amendments to Organizational Documents. Borrower shall not allow any amendments to be made to Borrower's Organizational Documents or to any other Loan Party's Organizational Documents without the prior written consent of Lender, in Lender's reasonable discretion.

7.4 Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any Governmental Authority (including, without limitation, the U.S. OFAC Lists) that prohibits or limits Lender from making any Advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

7.5 Business Purpose. The Indebtedness is for the sole purpose of acquiring or financing Eligible Property as a business or commercial investment, and all proceeds of the Loan shall be used solely for said business or commercial investment purpose and not for personal, family or household purposes. No proceeds of the Loan will be used for the purchase of any security within the meaning of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System. Each Property has been or will be acquired and owned by Borrower for investment purposes only and will at no time be occupied by Borrower, any Loan Party or any Interest Owner, or by any of their respective affiliates or by any Person related to any Loan Party or any Interest Owner that is a natural person. Borrower shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

7.6 Other Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than Permitted Indebtedness.

7.7 No Liens. Without Lender's prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property owned by Borrower (and whether or not encumbered by a Security Instrument) or any direct or indirect legal or beneficial ownership interest in Borrower, except liens in favor of Lender and Permitted Exceptions.

7.8 ERISA. Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower (as applicable) to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Agreement:

8.1.1 Any portion of the Indebtedness is not paid when due;

8.1.2 Any of the Taxes or Impositions are not paid prior to delinquency;

8.1.3 Any of the Policies are not kept in full force and effect, or certified copies thereof are not delivered to Lender within ten (10) days of written request;

8.1.4 Any certification, representation or warranty made by Borrower or any other Loan Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or any other Loan Party in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

8.1.5 An Event of Bankruptcy shall occur with respect to any Loan Party;

8.1.6 An Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

8.1.7 A default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

8.1.8 Borrower breaches any covenant contained in Section 6.8;

8.1.9 Any litigation or proceeding is commenced before any Governmental Authority against or affecting Borrower any other Loan Party, or any Property that if adversely determined would have a Material Adverse Effect or an Individual Material Adverse Effect, as determined by Lender in its sole judgment;

8.1.10 A final judgment or decree for monetary damages or a monetary fine or penalty in excess of $10,000.00 is entered against Borrower by any Governmental Authority which is not paid in full within five (5) Business Days of the date such judgment or decree is entered;

8.1.11 Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or any other Loan Party or a final judgment is entered dissolving Borrower or any other Loan Party;

8.1.12 All or any material part of the property of Borrower is attached, levied upon, garnished or otherwise seized by legal process, and such attachment, levy, garnishment or seizure is not quashed, stayed, or released within twenty (20) days of the date thereof;

8.1.13 Any Transfer in violation of Section 7.2 occurs;

8.1.14 Any uninsured damage to or loss, theft or destruction of any of the Improvements located on a Property in excess of $10,000 occurs and the failure to cause the Release of the affected

Property in accordance with the terms and Release Conditions set forth in Article 11, including Section 11.1.4, within twenty (20) days of the date the damage occurred;

8.1.15 Borrower or any Person on behalf of Borrower, shall claim or assert that the Loan Documents are not legal, valid and binding agreements enforceable against Borrower in accordance with their respective terms; or the Loan Documents shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

8.1.16 Any Person shall obtain an order or decree in any court of competent jurisdiction (a) enjoining or delaying the construction of any Improvements; or (b) enjoining or prohibiting Lender or Borrower from carrying out the terms and conditions of any of the Loan Documents; in either case, if such order or decree is not vacated or stayed within ten (10) days after the filing thereof;

8.1.17 Formal charges are filed against Borrower, any other Loan Party or any other Person under any federal, state, or municipal statute, law, or ordinance for which forfeiture of any of the Collateral is a potential penalty, or any Collateral is in fact so seized or forfeited;

8.1.18 The failure of one or more Security Instruments to constitute a first priority lien on the applicable Property;

8.1.19 Any Loan Party that is a natural person dies or is incapacitated or any Loan Party that is not a natural person is terminated, revoked or dissolved provided that the death or incapacity of Guarantor shall not constitute an Event of Default if the following terms and conditions are satisfied: (a) within thirty (30) days following such death or incapacity of Guarantor, an Approved Replacement Guarantor (defined below) executes and delivers to Lender a guaranty, in form reasonably acceptable to Lender and in substantially the same form as the Guaranty executed as of the Effective Date and (b) Borrower shall have paid all costs incurred by Lender including reasonable legal fees and background and credit searches concerning the proposed replacement guarantor. An "**Approved Replacement Guarantor**" shall mean a Person proposed by Borrower within 15 Business Days following such death or incapacity and approved by Lender in its sole discretion, which approval shall be based upon Lender's satisfactory determination as to the reputable character and creditworthiness of such proposed Person, as evidenced by credit and background checks performed by Lender and financial statements and other information requested by Lender;

8.1.20 Any failure on the part of Borrower to duly observe or perform any of its covenants set forth in Section 5.14 or Section 6.10;

8.1.21 Any failure shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 6.11 or Article 7; or

8.1.22 A default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default.

8.2 Remedies.

8.2.1 Advances. Upon the occurrence and during the continuance of a Default or an Event of Default, at Lender's election, in its sole and absolute discretion, Borrower shall have no right to request or obtain further Advances.

8.2.2 Acceleration; Remedies. During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to the Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Collateral (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 8.1.5 shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender.

8.2.3 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Security Instruments have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Indebtedness in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its sole and absolute discretion.

8.2.4 Enforcement of Remedies. Lender may enforce any and all rights and remedies under the Loan Documents, any one or more of the Security Instruments and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at law or in equity. If Lender forecloses on any Collateral, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, in such order, priority and proportion as Lender shall determine, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the remaining Collateral. At the election of Lender, the Note shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.

8.2.5 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or

Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Security Instrument to the extent necessary to foreclose on all or any portion of any Property, the Rents, or any other Collateral.

8.2.6 Protective Advances; Right to Cure. During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make Protective Advances and otherwise take any action to cure such Event of Default. Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Collateral or to foreclose any one or more of the Security Instruments and the other Loan Documents or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this Section (including reasonable attorneys' fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Security Instruments and other Loan Documents (excluding the Guaranty) and shall be due and payable to Lender upon demand therefor.

8.2.7 Preferences; Waiver of Marshalling of Assets. Lender shall have no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations of Borrower pursuant to the Loan Documents. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder and under the Loan Documents. If any payment to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the Obligations hereunder or portion thereof intended to be satisfied by such payment shall be revived and continue in full force and effect, as if such payment had not been made. Borrower hereby waives any legal right otherwise available to Borrower that would require the sale of any Collateral either separate or apart from other Collateral, or require Lender to exhaust its remedies against any Collateral before proceeding against any other Collateral. Without limiting the foregoing, to the fullest extent permitted by law, Borrower hereby waives and shall not assert any rights in respect of a marshalling of Collateral, a sale in the inverse order of alienation, any homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral or any portion thereof in any sequence and any combination as determined by Lender.

8.2.8 Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under any Loan Document any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower's sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment; provided, however, that the forgoing shall not prevent Borrower from obtaining a monetary judgment against Lender for actual out of pocket losses incurred by Borrower if it is determined by a court of competent jurisdiction that Lender acted with gross negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, Borrower shall not assert, and hereby waives, any claim against Lender and/or its Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable Legal Requirement) arising out of, as a result of, or in any way related to, the Loan Documents or any agreement or instrument contemplated thereby or referred to therein, the transactions contemplated thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon

any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

ARTICLE 9
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

9.1 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations under the Loan Documents without the prior written consent of Lender, in Lender's sole and absolute discretion (and any attempted assignment or transfer by Borrower or any other Loan Party without such consent shall be null and void).

9.2 Assignment by Lender. The Loan, the Note, the Loan Documents, any individual Advance separate from other Advances, and/or Lender's rights, title, obligations and interests therein may be sold, assigned, participated, pledged or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from any Restricted Party or any other Person and without any other restriction of any kind. Notwithstanding any assignment of individual Advances, all Advances are cross-defaulted with all other Advances and cross-collateralized by all Properties securing Advances under the Loan. Any sale, assignment, participation, pledge or other transfer of the Loan, the Note, the Loan Documents, any Advance and/or Lender's rights, title and interests therein may be assigned separately from any covenants by Lender to consider the making of any additional Advances hereunder and under the other Loan Documents. Upon any such sale, assignment, participation, pledge or other transfer, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest to the extent of the interest so transferred and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. To the extent any such assignee or transferee assumes the rights, title and interests of Lender hereunder and under the other Loan Documents, Lender shall be released from such rights, title and interests and shall have no further liability with respect thereto; provided, however, that Lender shall retain any and all covenant to consider the making of future Advances unless Borrower shall have received notice from Lender and such assignee or transferee that such assignee or transferee has assumed the covenant to consider the making of additional Advances. Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate the foregoing, including an amendment to this Agreement to provide for multiple lenders and an administrative agent to act on behalf of such lenders.

9.3 Dissemination of Information. Borrower authorizes Lender to disclose to any participant, any assignee or any other Person acquiring an interest in the Obligations, the Loan or the Loan Documents by operation of law (each a "**Transferee**"), and to any prospective Transferee, any and all information in Lender's possession concerning the Properties, the Borrower or any other Loan Party, or any of their respective Affiliates. Notwithstanding any such provisions or agreements, Lender may also disclose any and all information in Lender's possession concerning the Properties, Borrower or any other Loan Party or any of their respective Affiliates to: (a) Lender's Affiliates; (b) the legal counsel, accountants or other professional advisors to Lender, any assignee or participant of Lender's interest in the Obligations or any portion thereof or their respective Affiliates; (c) regulatory officials; (d) any Person as requested pursuant to or as required by law, regulation, or legal process; and (e) any Person in connection with any legal proceeding to which Lender is a party.

ARTICLE 10
MISCELLANEOUS

10.1 Notices. All notices, consents, approvals and requests required or permitted under any Loan Document (any of the foregoing, a "**Notice**") shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as set forth below (except that any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section). A Notice shall be deemed to have been given when delivered or upon refusal to accept delivery. Borrower shall not be permitted to designate more than one place for service of Notice concurrently.

If to Borrower:

Brightlane – CLOC Acquisitions, LLC
3270 Sul Ross
Houston, Texas 77098
Attention: Stephen C. Helm

With a Copy to:

Van Buskirk, PC
5302 La Branch Street
Houston, TX 77004
Attention: Andy Van Buskirk, Esq.

If to Lender:

Colony American Finance Lender, LLC
1920 Main St., Suite 850
Irvine, CA 92614
Attn: Loan Administration (Loan No. 20752)

And to:

Colony American Finance Lender, LLC
c/o Colony Capital, LLC
515 South Flower Street, 44th Floor
Los Angeles, CA 90071
Attn: General Counsel (Loan No. 20752)

10.2 Retention of Servicer. Lender may delegate any and all rights and obligations of Lender under the Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender's behalf, shall have the same force and effect as if Servicer were Lender.

10.3 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's sole cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

10.4 Inconsistencies with the Loan Documents. In the event of any inconsistencies between any terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

10.5 Modifications; Waivers. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.6 Lender Determination of Facts; Lender's Discretion. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition, term or requirement of this Agreement. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender's reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

10.7 Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated in to this Agreement.

10.8 Payment of Expenses. Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender for all out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, including without limitation all Advances made hereunder; (ii) Borrower's and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements in accordance with the Loan Documents; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender or a Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's consultant, surveys and engineering reports); (vii) enforcing

or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, one or more of the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out," or any insolvency or bankruptcy proceedings. This Section 10.8 shall survive closing of the Loan and repayment thereof.

10.9 Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Properties. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Properties. Borrower is not and shall not be an agent of Lender for any direct or indirect purpose. Lender is not a joint venture partner with Borrower or with the partners, members, managers or shareholders in Borrower in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Properties, nor shall any payment of funds directly to any contractor, subcontractor, supplier, laborer, architect, engineer or any other provider of services be deemed to create any third party agent status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

10.10 Waiver of Recovery. Borrower waives any and all right to claim or recover against Lender, its respective successors and assigns and its directors, officers, employees, agents and representatives, for any loss of or damage to Borrower, the Properties, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by this Agreement.

10.11 No Set-Off by Borrower. All Obligations shall be paid by Borrower without notice (except for such notice as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Obligations shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Condemnation of any Property or any part thereof; (b) any restriction or prevention of, or interference by any Person with, any use of any Property or any part thereof; (c) any title defect or encumbrance or any eviction from any Property or the Improvements or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Agreement by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim that Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms of the Loan Documents or of any other agreement with Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; in each case, whether or not Borrower shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Obligation.

10.12 Indemnification. Borrower shall protect, indemnify, defend and save harmless Lender and its directors, officers, agents, employees, successors and assigns (each, an **"Indemnified Party"**) for, from and against any and all Claims on account of or arising out of: (a) this Agreement or the Loan Documents or otherwise in connection herewith or in connection with any Property, the Improvements, any Collateral or any Obligation, including, without limitation, any Claim arising out of the removal of, or failure to remove, any and all hazardous waste from any Property; (b) any Lease, including, without limitation, any Claim that Borrower has violated any such Lease; (c) any applicable Property Documents, including any Claim that Borrower, any tenant or any other person has violated or failed to comply with any such Property

Documents; (d) any applicable approvals by any Governmental Authority, including, without limitation, any Claim that seeks to challenge any approval (including zoning approvals) issued or granted by any such Governmental Authority with respect to any Property; and (e) any matter arising from or related to any Property or any other person providing labor, services or materials with respect to any Property, including, without limitation, any Claim that Lender is obligated to make any disbursements of Loan proceeds to or for the benefit of any such Person, provided, however, that no Indemnified Party shall have the right to be so indemnified to the extent that any such Claim has been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Upon receiving knowledge of any Claim asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. This Section 10.12 shall survive the closing of the Loan and repayment thereof.

10.13 Brokers. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than HFF, who is entitled to a $50,000 fee (**"Broker's Fee"**), payable 50% on or before May 24, 2017 and the remaining 50% within 90 days thereafter. Borrower agrees to pay the Broker's Fee to HFF as and when due and payable in accordance with the foregoing payment terms. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.13 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

10.14 Preference. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Indebtedness. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Indebtedness.

10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

10.16 Time is of the Essence. Time is of the essence of this Agreement.

10.17 Prior Agreements. THE LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THE LOAN DOCUMENTS.

10.18 Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender's rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

10.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.20 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall prevail. The parties acknowledge that they were each represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

10.21 Nonliability of Lender; No Third Party Beneficiaries.

10.21.1 The relationship between Borrower and the Lender shall be solely that of borrower and lender. Lender shall not have any fiduciary responsibilities to Borrower. Lender shall not have any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of the Borrower's business or operations. Borrower agrees that Lender shall not have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of or related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising from or related to the Loan Documents or the transactions contemplated thereby.

10.21.2 The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.22 Governing Law, Submission to Jurisdiction, Waivers.

10.22.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10.22.2 ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY RESTRICTED PARTY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN

DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER AND LENDER HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 10.1 HEREOF (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).

10.23 WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY FOR SPECIAL INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF PROCEEDS THEREOF.

10.24 TRIAL BY JURY. LENDER AND BORROWER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER AND BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWER ARE EACH HEREBY INDIVIDUALLY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

10.25 PATRIOT Act Records. Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, Guarantor and certain other Restricted Parties.

ARTICLE 11
PROPERTY RELEASES

11.1 Borrower shall have the right, at its option, to obtain the release ("**Release**") of any Property (each, a "**Release Property**") from the Lien of the Security Instrument encumbering such Release Property, provided that the following conditions shall have been satisfied (the "**Release Conditions**"):

11.1.1 Borrower shall deliver to Lender a written request for such Release not less than thirty (30) days prior to the proposed Release date, and shall submit to Lender, not less than ten (10) nor more than thirty (30) days prior to the proposed Release date, evidence reasonably satisfactory to Lender that the Release Conditions will be satisfied upon the consummation of such Release;

11.1.2 The Release Property shall be transferred to a Person who is not a Restricted Party, pursuant to a bona fide all-cash sale on arms-length terms and conditions or to an affiliate of Borrower in the ordinary course of Borrower's business, except that Borrower may continue to own the Release Property following the Release provided the Release Price is paid from Borrower's funds and following the Release, the Release Property at all times remains free and clear of all monetary Liens and Borrower (and the Release Property while owned by Borrower) are at all times in compliance with the provisions of Section 11.1.7;

11.1.3 All lot split, zoning, use, access, reciprocal access and title insurance matters shall be addressed to the reasonable satisfaction of Lender;

11.1.4 No Default or Event of Default shall have occurred and be continuing either as of the date on which Borrower shall request such Release and/or as of the effective date of such Release, other than if such Release Property is a Disqualified Property and each Qualified Release Property Default applicable to such Disqualified Property would be cured as a result of the Release of the Disqualified Property. If a Disqualified Property is released in accordance with these Release Conditions, then the release of such Property shall be deemed to cure each Event of Default that relates solely to such Disqualified Property (a "**Qualified Release Property Default**");

11.1.5 Borrower shall have paid to Lender or Title Company, as applicable, in immediately available funds, all costs and expenses, including without limitation all third party reports, escrow, closing, title, and recording costs, any Lender's Appraisal Costs, the costs of preparing and delivering such documentation required to effectuate such Release and any other related documents, including without limitation reasonable attorneys' fees, and the costs and expenses incurred by Lender in verifying that all of the Release Conditions have been satisfied;

11.1.6 Contemporaneously with the Release, Borrower shall pay to Lender in immediately available funds a principal payment in an amount equal to the lesser of (A) one hundred twenty percent (120%) of the Allocated Loan Amount for such Release Property or at Lender's election, in its sole and absolute discretion, one hundred percent (100%) of the Allocated Loan Amount for such Release Property or (B) the total outstanding amount of the Loan, plus, in each case, an amount equal to all accrued and unpaid interest owing on such principal payment (the "**Release Price**"); and

11.1.7 Following the Release, Borrower (and the Release Property if owned by Borrower following the Release) shall continue to comply with the provisions of Sections 6.8, 7.5, 7.6 and 7.7 hereof.

Neither the acceptance of any payment or the issuance of any Release by Lender shall affect the Borrower's obligation to pay all amounts owing under this Agreement or the other Loan Documents or the liens of the Security Instruments on the remaining Properties.

ARTICLE 12
STATE SPECIFIC PROVISIONS AND DISCLOSURES.

12.1 Texas State Specific Provisions. The following Texas specific provisions do not limit the express choice of New York law set forth in Section 10.22 of this Agreement and as set forth in the other Loan Documents, and are set forth herein, if and to the extent that, notwithstanding the choice of law provisions contained in this Agreement and the other Loan Documents, Texas law is held to govern this Agreement, any Security Instrument encumbering a Property located in Texas or any other Loan Document:

TEXAS DISCLOSURES. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE

AMOUNT LENDER SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered as of the date first above written.

"BORROWER"

BRIGHTLANE – CLOC ACQUISITIONS, LLC,
a Delaware limited liability company

By: Brightlane – CLOC Management Group, LLC,
a Texas limited liability company
Its: Sole Manager

By: [signature]
Stephen C. Helm, President

[ADDITIONAL SIGNATURE PAGE FOLLOWS]

"LENDER":

COLONY AMERICAN FINANCE LENDER, LLC,
a Delaware limited liability company

By: ______________________________
J. Christopher Hoeffel
Its: Chief Financial Officer

Insurance Requirements

1. **Insurance**. Borrower shall at all times during the term of the Loan maintain or cause to be maintained in full force and effect, at Borrower's cost and expense, the following insurance coverages for each Property:

(a) At all times, Borrower will maintain the following insurance coverages for each Property:

(i) All Risk Insurance against loss by fire, lightning and risk customarily covered by standard extended coverage endorsement, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, or all perils endorsements, all in the amount of not less than 100% of the full replacement cost of the Improvements, pursuant to an appraisal submitted to and approved by Lender, on the Property and Improvements, and together with an agreed-amount endorsement, a replacement cost endorsement, no co-insurance and a waiver of subrogation endorsement.

(ii) Flood Insurance in an amount reasonably acceptable to Lender unless evidence is provided that the Property is not within a flood plain as defined by the Federal Insurance Administration and the Property is not designated as being within a flood plain and, if the Property is located in an elevated seismic hazard area, as reasonably determined by Lender, earthquake insurance in an amount approved by Lender.

(iii) Mechanical Breakdown coverage.

(iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the Rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months if the Property subject to a Lease.

(v) To the extent such coverage is available for residential properties, Builder's Risk Insurance and Worker's Compensation Insurance during the making of any alterations or Improvements to the Property.

(vi) Insurance against all other hazards as may be reasonably required by Lender, including, without limitation, insurance against loss or damage by flood and earthquake.

(vii) Commercial general liability insurance naming Lender as an additional insured protecting Borrower and Lender against liability for bodily injury or property damage occurring in, on or adjacent to the Property, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with not less than a Two Million Dollar ($2,000,000) aggregate limit (if the required insurance is provided under a blanket insurance program, coverage must be on a "Per Location" basis)and excess umbrella liability insurance of not less than Two Million Dollars ($2,000,000).

(b) Such insurance policies shall be written by insurance companies licensed to do business in in the state in which the Property is located, having a minimum noncontingent rating in Best's

Key Rating Guide of A, with a financial class size of IX or better and shall otherwise be satisfactory to Lender as to amount, form, deductibles and insurer, and must cover all risks Lender requires as set forth above.

(c) Such insurance policies and endorsements (A) shall name as the insured parties Borrower and Lender as their interests may appear; provided, all property policies shall name Lender as a loss payee, (B) shall be in amounts sufficient to prevent Borrower from becoming a co-insurer of any loss thereunder, (C) shall bear a satisfactory mortgagee clause in favor of Lender with loss proceeds under any such policies to be made payable to Lender, and (D) shall contain such other endorsements as Lender may reasonably require. All required policies of insurance and acceptable certificates thereof, together with evidence of the payment of current premiums therefore, shall be delivered to Lender and shall provide that Lender shall receive at least thirty (30) days' advance written notice prior to cancellation, amendment or termination of any such policy of insurance. Borrower shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefore. Borrower shall at its expense furnish evidence of the replacement value of the improvements on the Property in form satisfactory to Lender on renewal of insurance policies or upon request of Lender. Insurance coverage must at all times be maintained in proper relationship to such replacement value and must always provide for agreed amount coverage. Failure to maintain proper insurance shall be an Event of Default hereunder.

Lender makes no representations that the above insurance requirements are adequate protection for any Property.

Scaled Insurance Requirements

General Liability Deductible

- $15,000 per occurrence for a Property that is on a policy with less than $5 million in total insurable value
- $25,000 per occurrence for a Property that is on a policy with greater than or equal to $5 million in total insurable value and less than $50 million in total insurable value
- $100,000 per occurrence for a Property that is on a policy with greater than or equal to $50 million in total insurable value or total and less than $100 million in total insurable value

Umbrella – If Umbrella IS NOT per Location Limits shall be as follows:

1 – 50 Residential units - $2MM
50 – 250 Residential units - $5MM
250 – 500 Residential units - $10MM
500 – 1500 Residential units - $25MM

Key Rating Guide of A, with a financial class size of IX or better and shall otherwise be satisfactory to Lender as to amount, form, deductibles and insurer, and must cover all risks Lender requires as set forth above.

(c) Such insurance policies and endorsements (A) shall name as the insured parties Borrower and Lender as their interests may appear; provided, all property policies shall name Lender as a loss payee, (B) shall be in amounts sufficient to prevent Borrower from becoming a co-insurer of any loss thereunder, (C) shall bear a satisfactory mortgagee clause in favor of Lender with loss proceeds under any such policies to be made payable to Lender, and (D) shall contain such other endorsements as Lender may reasonably require. All required policies of insurance and acceptable certificates thereof, together with evidence of the payment of current premiums therefore, shall be delivered to Lender and shall provide that Lender shall receive at least thirty (30) days' advance written notice prior to cancellation, amendment or termination of any such policy of insurance. Borrower shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefore. Borrower shall at its expense furnish evidence of the replacement value of the improvements on the Property in form satisfactory to Lender on renewal of insurance policies or upon request of Lender. Insurance coverage must at all times be maintained in proper relationship to such replacement value and must always provide for agreed amount coverage. Failure to maintain proper insurance shall be an Event of Default hereunder.

Lender makes no representations that the above insurance requirements are adequate protection for any Property.

Scaled Insurance Requirements

General Liability Deductible

- $15,000 per occurrence for a Property that is on a policy with less than $5 million in total insurable value
- $25,000 per occurrence for a Property that is on a policy with greater than or equal to $5 million in total insurable value and less than $50 million in total insurable value
- $100,000 per occurrence for a Property that is on a policy with greater than or equal to $50 million in total insurable value or total and less than $100 million in total insurable value

Umbrella – If Umbrella IS NOT per Location Limits shall be as follows:

1 – 50 Residential units - $2MM
50 – 250 Residential units - $5MM
250 – 500 Residential units - $10MM
500 – 1500 Residential units - $25MM